As filed with the Securities and Exchange Commission on April 9, 2019

Registration No. 333-230210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3845	33-0145723
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew G. Molchan

President and Chief Executive Officer

Digirad Corporation

1048 Industrial Court

Suwanee, Georgia 30024

(858) 726-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 451-2300

Mitchell Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Ave. New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Number	Maximum	Maximum
	of shares	Offering Price	Aggregate	Amount of
Title of each Class of Security being registered	being Registered(1)	Per Security	Offering Price(2)	Registration Fee(3)
Series A Cumulative Term Preferred Stock (1)	600,000	$25.00	$15,000,000	$1,818
Total			$15,000,000	$1,818

____________________

(1)	The number of shares includes 75,000 shares to cover the exercise of the over-allotment option granted to the underwriters.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. The Registrant previously paid $1,818.00 in connection with the initial filing of the Registrant’s Form S-1 registration statement on March 12, 2019. No additional registration fee is due with this Amendment No. 1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”). or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2019

PRELIMINARY PROSPECTUS

Digirad Corporation

500,000 Shares of [●]% Series A Cumulative Term Preferred Stock

$25.00 per Share

Liquidation Preference $25.00 per Share

______________________

This is an offering of 500,000 shares of our [●]% Series A Cumulative Term Preferred Stock, which we refer to as the “Series A Preferred Stock.”

Dividends on the Series A Preferred Stock will be cumulative from (but excluding) the date of original issue, which is expected to be April [●], 2019, and will be payable quarterly in arrears, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to [●]% per annum per $25.00 of stated liquidation preference per share, or $[●] per share of Series A Preferred Stock per year.

Commencing on April [●], 2022, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Prior to April [●], 2022, upon a Change of Control Triggering Event, as defined in this prospectus, we may redeem, at our option, the Series A Preferred Stock, in whole or part, at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including the redemption date.

The shares of Series A Preferred Stock have a maturity and mandatory redemption date of April [●], 2026.

The Series A Preferred Stock will not be subject to any sinking fund and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series A Preferred Stock generally will have no voting rights except for certain limited voting rights in circumstances where dividends payable on the outstanding Series A Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly dividend periods.

We will generally be restricted in our ability to amend, alter or repeal the provisions of our certificate of incorporation and the terms of the Series A Preferred Stock in any manner which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, unless holders of at least a majority of the then outstanding Series A Preferred Stock consent to such amendments. See “Description of the Series A Preferred Stock—Voting Rights.”

Prior to this offering, there has been no public market for our Series A Preferred Stock and no shares of our Series A Preferred Stock are outstanding. We intend to apply to have our Series A Preferred Stock listed on the Nasdaq Global Market under the symbol “DRADP.” There can be no assurance that such listing will be approved. The closing of this offering is contingent upon the successful listing of our Series A Preferred Stock on the Nasdaq Global Market.

Investing in our Series A Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page 18 of this prospectus and the risk factors incorporated by reference into this prospectus before purchasing any of the Series A Preferred Stock offered by this prospectus.

_____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$25.00	$
Underwriting discounts and commissions (1)	$1.75	$
Proceeds, before expenses, to us	$23.25	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters; including reimbursable expenses.

We have granted the underwriters an option to purchase up to 75,000 additional shares of Series A Preferred Stock solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,006,250, and total proceeds to us before expenses will be $13,368,750.

Certain of our officers and directors or their families and affiliates have indicated an interest in purchasing shares of the Series A Preferred Stock in this offering on the same terms as the public. However, because indications of interest are not binding agreements or commitments to purchase, there can be no assurance that the underwriters will determine to sell shares of Series A Preferred Stock in this offering to any of these persons or entities, or that any of these persons or entities will determine to purchase shares of Series A Preferred Stock in this offering. The underwriters will receive the same underwriting discount on any shares of Series A Preferred Stock purchased by these persons or entities as they will on any other shares of Series A Preferred Stock sold to the public in this offering.

The underwriters expect to deliver the shares against payment in New York, New York on or about April [●], 2019.

Joint Book-Running Managers

Roth Capital Partners                                       Aegis Capital Corp.

The date of this prospectus is [●], 2019

You should rely only on the information contained or incorporated into this prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or any sale of our Series A Preferred Stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our Series A Preferred Stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Use of Proceeds,” as well as the information we incorporate herein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on our company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. Factors that might cause such differences include, but are not limited to, those discussed in the section of this prospectus entitled “Risk Factors.” New risks and uncertainties emerge from time to time, and it is not possible for us to predict all the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

  our financial performance, including our ability to generate revenue;
  the conversion of the Company into a diversified holding company and the proposed acquisition of ATRM Holdings, Inc.;
  our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends ability of our products to achieve and/or maintain market success;
  success in retaining or recruiting, or changes required in, our officers, key employees or directors;
  potential ability to obtain additional financing when and if needed;
  our ability to protect our intellectual property;
  our ability to complete strategic acquisitions;
  our ability to complete strategic divestitures;
  our ability to manage growth and integrate acquired operations;
  our ability to regain compliance with The Nasdaq Stock Market LLC’s listing maintenance standards;
  potential liquidity and trading of our securities;
  regulatory or operational risks;
  downward revisions to, or withdrawals of, our credit ratings, if any, by third-party rating agencies; and
  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires or indicates, all references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us,” “Digirad” and the “Company” each mean Digirad Corporation, a Delaware corporation, and its consolidated subsidiaries.

Overview

Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Our diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers throughout the United States access to technology and services necessary to provide patient care in the rapidly changing healthcare environment.

We have grown both organically and through acquisitions over the last three years. Prior to the year ended December 31, 2016, we were organized as two reportable segments: Diagnostic Services and Diagnostic Imaging. With the acquisition of DMS Health on January 1, 2016, we added two additional reportable segments: Mobile Healthcare and Medical Device Sales and Services (“MDSS”). In February of 2018, we completed the sale of our customer contracts relating to our MDSS post-warranty service business to Philips North America LLC (“Philips”). On October 31, 2018, we sold our Telerhythmics business to G Medical Innovations USA, Inc., for $1.95 million in cash. As of December 31, 2018, our business was organized into three reportable segments: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging.

On September 10, 2018, we announced that our board of directors approved the conversion of Digirad into a diversified holding company (the “HoldCo Conversion”), and the potential acquisition of ATRM Holdings, Inc., (“ATRM”) as an initial “kick-off” transaction (the “ATRM Acquisition”). ATRM is a modular building company consisting of two divisions, KBS Builders and EdgeBuilder. The KBS division manufactures and distributes modular housing units. EdgeBuilder manufactures engineered wood products used in modular construction, as well as distributes building materials through its Glenbrook unit. Both divisions serve the residential and commercial segments of the market.

Our aim is to continue to grow our business into an integrated healthcare services company while simultaneously converting into a diversified holding company through the acquisition of businesses that meet our internally developed financially disciplined approach for acquisitions.

Our Competitive Strengths

We believe that our competitive strengths are our streamlined and cost-efficient approach to providing healthcare solutions to our customers at the point of need as well as providing an array of industry-leading, technologically relevant healthcare imaging and monitoring services:

Imaging Services and Products

•	Broad Portfolio of Imaging Services. Approximately 88% of our revenues are derived from provision of diagnostic imaging services to our customers. Based on this, we have developed and continue to refine an industry leading, customer service focused approach to all our customers. We have found our focus in this area is a key factor in acquiring and keeping our service-based customers.
1

•	Unique Dual Sales and Service Offering. For the majority of our businesses, we offer a service-based model to our customers, allowing them to avoid making costly capital and logistical investments required to offer these services internally. Further, for a portion of our business, we have the ability to sell the underlying capital equipment directly to our customers should their needs change and they desire to provide services on their own with the underlying capital equipment. This ability to serve our customers in a variety of capacities from selling equipment directly, or providing more flexibility through a service-based model, allows us to serve our customers according to their exact needs, as well as the ability to capture both ends of the revenue spectrum.
•	Utilization of Highly Trained Staff. We recruit and maintain highly trained staff for our clinical and repair services, which in turn allows us to provide superior and more efficient services.
•	Leading Solid-State Technology. Our solid-state gamma cameras utilize proprietary photo-detector modules that enable us to build smaller and lighter cameras that are portable, with a degree of ruggedness that can withstand the vibration associated with transportation. Our dedicated cardiac imagers require a floor space of as little as seven feet by eight feet, can generally can be installed without facility renovations, and use standard power. Our portable cameras are ideal for mobile operators or practices desiring to service multiple office locations or imaging facilities.

Business Strategy

We seek to grow our business by, among other things:

  Organic growth from our core businesses. We believe that we operate in markets and geographies that will allow us to continue to grow our core businesses, allowing us to benefit from our scale and strengths. We plan to focus our efforts on markets in which we already have a presence in order to take advantage of personnel, infrastructure, and brand recognition we have in these areas.
  Introduction of new services. We plan to continue to focus on healthcare solutions related businesses that deliver necessary assets, services and logistics directly to the customer site. We believe that over time we can either purchase or develop new and complementary businesses and take advantage of our customer loyalty and distribution channels.
  Acquisition of similar or complementary businesses. We plan to continue to look at similar or complementary businesses that meet our internally developed financially disciplined approach for acquisitions to grow our company. We believe there are many potential targets in the range of $3 million to $10 million in annual revenues that can be acquired over time and integrated into our businesses. We will also look at larger, more transformational acquisitions if we believe the appropriate mix of value, risk and return is present for our stockholders. The timing of these potential acquisitions will always depend on market conditions, available capital, and the value for each transaction. In general, we want to be “value” buyers, and will not pursue any transaction unless we believe the post-transaction potential value is high for stockholders.

We continue to explore strategic alternatives to improve the market position and profitability of our product offerings in the marketplace, generate additional liquidity and enhance our valuation. We may pursue our goals during the next twelve months through organic growth and through strategic alternatives. Some of these alternatives have included, and could continue to include, selective acquisitions of business segments or entire businesses, divestitures of assets or divisions, or a restructuring of our company.

2

Business Segments

As of December 31, 2018, our business is organized into three reportable segments: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. For discussion purposes, we categorized our Diagnostic Services and Mobile Healthcare reportable segments as “Services,” and our Diagnostic Imaging reportable segment as “Product and Product-Related.” For the last two fiscal years, Services and Product and Product-Related activities had the following relative contribution to consolidated revenues:

	Year ended December 31,
	2018	2017
Revenues:
Services	88.5%	88.5%
Product and product-related	11.5%	11.5%
Total revenues	100.0%	100.0%

Prior to the year ended December 31, 2018, we were organized as four reportable segments: Diagnostic Services, Diagnostic Imaging, Mobile Healthcare, and Medical Device Sales and Service. On February 1, 2018, we sold our Medical Device Sales and Service business.

Diagnostic Services

Through Diagnostic Services, we offer a convenient and economically efficient imaging and monitoring services program as an alternative to purchasing equipment or outsourcing the procedures to another physician or imaging center. For physicians who wish to perform nuclear imaging, echocardiography, vascular or general ultrasound tests, we provide imaging systems, qualified personnel, radiopharmaceuticals, licensing services, and the logistics required to perform imaging in their own offices, and thereby the ability to bill Medicare, Medicaid, or one of the third-party healthcare insurers directly for those services, which are primarily cardiac in nature. We provide imaging services primarily to cardiologists, internal medicine physicians, and family practice doctors who typically enter annual contracts for a set number of days ranging from once per month to five times per week. Many of our physician customers are reliant on reimbursements from Medicare, Medicaid, and third-party insurers. Although reimbursement for procedures provided by our services have been stable during the last several years, any future changes to underlying reimbursements may require modifications to our current business model in order for us to maintain a viable economic model.

Our portable nuclear and ultrasound imaging operations utilize a “hub and spoke” model in which centrally located regional hubs anchor multiple van routes in the surrounding metropolitan areas. At these hubs, clinical personnel load the equipment, radiopharmaceuticals, and other supplies onto specially equipped vans for transport to customer locations, where they set up the equipment for the day. After quality assurance testing, a technologist under the physician’s supervision will gather patient information, inject the patient with a radiopharmaceutical, and then acquire images for interpretation by the physician. At the conclusion of the day of service, all equipment and supplies are removed from the customer location and transported back to the central hub location. Our model relies on density and customer concentration to allow for efficiencies and maximum profitability, and therefore we are only located in geographies where there is a high concentration of people, cardiac disease and associated likely customer locations.

For our nuclear imaging services, we have obtained Intersocietal Accreditation Commission (“IAC”) and Intersocietal Commission for Echocardiography Laboratories (“ICAEL”) accreditation for our services. Our licensing infrastructure provides radioactive materials licensing, radiation safety officer services, radiation safety training, monitoring and compliance policies and procedures, and quality assurance functions, to ensure adherence to applicable state and federal nuclear regulations.

Mobile Healthcare

Through Mobile Healthcare, we provide contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise to hospitals, integrated delivery networks (“IDNs”), and federal institutions on a long-term contract basis, as well as provisional (short-term) services to institutions that are in transition. These services are provided primarily when there is a cost, ease, and efficiency component of providing the services directly rather than owning and operating the related services and equipment directly by our customers.

3

Our Mobile Healthcare operations operate throughout the United States, with a heavier concentration in rural areas, particularly in the Upper Midwest region of the United States. We have a range of customer types, but our most typical customer is a small or regional hospital that does not have enough volume of activity to justify owning a piece of imaging equipment on a full-time basis. Our services typically offer the diagnostic imaging equipment, placed in a large patient friendly coach or tractor-trailer, coupled with either an owned or operator-owned tractor, that is then transported to each customer location. Our mobile routes are designed to provide for maximum utilization and efficiency by allowing our units to travel to the next customer location during non-working hours of a typical imaging clinic, meeting our technical staff at each location. Our customers commit to annual contracts ranging from service once every two weeks to up to two days of service per week, depending on modality type and their local demand for services.

Diagnostic Imaging

Through Diagnostic Imaging, we sell our internally developed solid-state gamma cameras, imaging systems and camera maintenance contracts. Our imaging systems include nuclear cardiac imaging systems, as well as general purpose nuclear imaging systems. We sell our imaging systems to physician offices and hospitals primarily in the United States, although we have sold a small number of imaging systems internationally. Our imaging systems are sold in both portable and fixed configurations, provide enhanced operability and improved patient comfort, fit easily into floor spaces as small as seven feet by eight feet, and facilitate the delivery of nuclear medicine procedures in a physician’s office, an outpatient hospital setting, or within multiple departments of a hospital (e.g., emergency and operating rooms). Our Diagnostic Imaging segment revenues derive primarily from selling solid-state gamma cameras and post-warranty camera maintenance contracts.

The central component of a nuclear camera is the detector, which ultimately determines the overall clinical quality of images a camera produces. Our nuclear cameras feature detectors with advanced proprietary solid-state technology developed by us. Solid-state systems have a number of benefits over conventional photomultiplier tube-based camera designs typically offered by our competitors. Our solid-state technology systems are typically 2 to 5 times lighter and considerably more compact than most traditional nuclear systems, making them far easier and less costly to build, very reliable, and able to be utilized for mobile applications. We are a market leader in the mobile solid-state nuclear camera segment.

We believe our current imaging systems, with their state-of-the-art technology and underlying patents, will continue to be relevant for the foreseeable future. We will continue to enhance and adjust our existing systems for the changing nuclear imaging market, including software updates and smaller enhancements. However, to accomplish any significant changes and enhancements, we will utilize what we believe is a deep available pool of contract engineers on a flexible, as needed basis and do not maintain a staff research and development department, thereby eliminating the fixed costs of a fully staffed research and development department.

Market Opportunity

Diagnostic imaging depictions of the internal anatomy or physiology are generated primarily through non-invasive means. Diagnostic imaging facilitates the early diagnosis of diseases and disorders, often minimizing the scope, cost, and amount of care required and reducing the need for more invasive procedures. Currently, the major types of non-invasive diagnostic imaging technologies available are: x-ray, MRI, CT, ultrasound, PET, and nuclear imaging. The most widely used imaging acquisition technology utilizing gamma cameras is single photon emission computed tomography, or SPECT. All our current internally-developed cardiac gamma cameras employ SPECT technology.

Diagnostic imaging is the standard of care in diagnosis of diseases and disorders. We offer, through our businesses, the majority of these diagnostic imaging modalities. All of the diagnostic imaging modalities that we offer (both from provision of services and product sales) have been consistently utilized in clinical applications for many years, and are stable in their use and need. By offering a wide array of these modalities, we believe that we have strategically diversified our operations in possible changing trends of utilization of one diagnostic imaging modality from another.

4

Competition

The market for diagnostic products and services is highly competitive. Our business, which is focused primarily on the private practice and hospital sectors, continues to face challenges of demand for diagnostic services and imaging equipment, which we believe is due in part to the impact of the Deficit Reduction Act on the reimbursement environment and the 2010 Healthcare Reform laws, as well as general uncertainty in overall healthcare and legislative changes in healthcare, such as the Affordable Care Act. These challenges have impacted, and will likely continue to impact, our operations. We believe that the principal competitive factors in our market include acceptance by hospitals and physicians, relationships that we develop with our customers, budget availability for our capital equipment, requirements for reimbursement, pricing, ease-of-use, reliability, and mobility.

Diagnostic Services. In providing diagnostic services, we compete against many smaller local and regional nuclear and/or ultrasound providers, often owner-operators that may have lower operating costs. The fixed-installation operators often utilize older, used equipment, and the mobile operators may use older Digirad single-head cameras or newer dual-head cameras. We are the only mobile provider with our own exclusive source of triple-head mobile systems. Some competing operators place new or used cameras into physician offices and then provide the staffing, supplies, and other support as an alternative to a Diagnostic Services service contract. In addition, we compete against imaging centers that install fixed nuclear gamma cameras and make them available to referring physicians in their geographic vicinity. In these cases, the physician sends their patients to the imaging center.

Diagnostic Imaging. In selling our imaging systems, we compete against several large medical device manufacturers who offer a full line of imaging cameras for each diagnostic imaging technology, including x-ray, MRI, CT, ultrasound, nuclear medicine, or SPECT/CT and PET/CT hybrid imagers. The existing nuclear imaging systems sold by these competitors have been in use for a longer period of time than internally developed nuclear gamma cameras, and are more widely recognized and used by physicians and hospitals for nuclear imaging; however, they are generally not solid-state, lightweight, as flexible, or portable. Additionally, certain medical device companies have developed a version of solid-state gamma cameras that may directly compete with our product offerings. Many of the larger multi-modality competitors enjoy significant competitive advantages over us, including greater brand recognition, greater financial and technical resources, established relationships with healthcare professionals, broader distribution networks, more resources for product development and marketing and sales, and the ability to bundle products to offer discounts.

Mobile Healthcare. The market for selling, servicing and operating diagnostic imaging services, patient monitoring equipment and imaging systems is highly competitive. In providing our Mobile Healthcare services, we compete against a few large national and regional providers. In addition to direct competition from other providers of services similar to those offered by us, we compete with freestanding imaging centers and healthcare providers that have their own diagnostic imaging systems, as well as with equipment manufacturers that sell imaging equipment directly to healthcare providers for permanent installation. Some of the direct competitors, which provide contract MRI and PET/CT services, have access to greater financial resources than we do. In addition, some of our customers are capable of providing the same services we provide to their patients directly, subject only to their decision to acquire a high-cost diagnostic imaging system, assume the financial and technology risk, and employ the necessary technologists, rather than obtain equipment and services from us. We may also experience greater competition in states that currently have certificate of need laws if such laws were repealed, thereby reducing barriers to entry and increasing competition in those states. We also compete against other similar providers in quality of services, quality of imaging systems, relationships with healthcare providers, knowledge and service quality of technologists, price, availability, and reliability.

Intellectual Property

We rely on a combination of patent, trademark, copyright, trade secret, and other intellectual property laws, nondisclosure agreements, and other measures to protect our intellectual property. We require our employees, consultants, and advisors to execute confidentiality agreements and to agree to disclose and assign to us all inventions conceived during the workday, using our property, or which relate to our business. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. As discussed herein, our intellectual property is currently subject to a security interest held by Sterling National Bank.

5

Patents

We have developed a patent portfolio that covers our products, components, and processes. We have 16 non-expired U.S. patents. The patents cover, among other things, aspects of solid-state radiation detectors that make it possible for Digirad to provide mobile imaging services, and our scan technology that provides for lower patient doses and more specific cardiac images. Our patents expire between 2020 (U.S. Patent 6,630,735) and 2030 (U.S. Patent 8,362,438). While each of our patents applies to nuclear medicine, many also apply to the construction of area detectors for other types of medical and non-medical imagers and imaging methods. Our non-expired patents include:

Title	Number	Expiration
Insulator/metal bonding island for active-area silver epoxy bonding	6,630,735	4/7/2020
Indirect back surface contact to semiconductor devices (Diode)	6,504,178	6/29/2020
Fabrication of low leakage-current backside illuminated photodiodes	6,670,258	4/20/2021
Fabrication of low leakage-current backside illuminated photodiodes	6,734,416	4/20/2021
Signal enhancement module	7,164,130	2/2/2025
Fabrication of low leakage-current backside illuminated photodiodes	7,256,386	4/20/2021
Charge pump power supply with noise control	7,019,783	10/4/2024
Automated three dimensional patient tracking during medical imaging procedures	7,365,334	12/22/2025
Fabrication of low leakage-current backside illuminated photodiodes (Diodes)	7,417,216	4/20/2021
Discrete sampling of gamma ray field over multiple portions using multiple heads with spaces between the different portions	7,668,288	11/13/2026
Fabrication of low leakage-current backside illuminated photodiodes	7,297,927	4/20/2021
Combined cold plate and radiation shield	7,732,780	8/27/2027
Using large field-of-view data to improve small field-of-view imaging	7,683,341	2/2/2028
Multi-short-scan technique in SPECT imaging	7,700,921	1/11/2028
Emission data based photon scatter correction in computed nuclear imaging technology	7,569,827	8/4/2029
Use of Hybrid Collimation for Interleaved Emission and Transmission Scans for SPECT	8,362,438	8/27/2030

Trademarks and Copyrights

Our registered trademark portfolio consists of registrations in the United States for Digirad® and CARDIUS®. Digirad has produced proprietary software for Digirad Imaging systems including: nSPEED™ 3D-OSEM Reconstruction, SEEQUANTA™ acquisition, and STASYS™ motion correction software. We also license certain software products, and their related copyrights, on a nonexclusive basis from Cedars-Sinai Health System. The license includes updates to the software. The license may be terminated at any time by either party upon notice if the other party materially breaches the agreement. Non-payment to licensor is considered a material breach. The license may also be automatically terminated by licensor if (i) an “event of default” occurs under indebtedness for borrowed money of licensee; (ii) licensee ceases business operations; (iii) licensee dissolves or (iv) licensee commences bankruptcy proceedings. On May 23, 2018, the parties entered into an amendment to the license agreement to, among other things, extend the term of license through July 1, 2023.

6

Reimbursement

All of our customers typically rely primarily on the Medicare and Medicaid programs and private payors for reimbursement. As a result, demand for our products and services are dependent in part on the coverage and reimbursement policies of these payors. Third party coverage and reimbursement is subject to extensive federal, state, local, and foreign regulation, and private payor rules and policies. In many instances, the applicable regulations, policies, and rules have not been definitively interpreted by regulatory authorities or the courts, are open to a variety of interpretations, and are subject to change without notice.

The scope of coverage and payment policies vary among third-party private payors. For example, some payors will not reimburse a provider unless the provider has a contract with the payor, and in many instances such payors will not enter into such contracts without the approval of a third party “radiology benefit manager” that the payor compensates based on reducing the payor’s imaging expense. Other payors prohibit reimbursement unless physicians own or lease our cameras on a full-time basis, or meet certain accreditation or privileging standards. Such payor requirements and limitations can significantly restrict the types of business models we can successfully utilize.

Medicare reimbursement rules are subject to annual changes that may affect payment for services that our customers provide. In addition, Congress has passed healthcare reform proposals that are intended to expand the availability of healthcare coverage and reduce the growth in healthcare spending in the U.S. Many of these laws affect the services that our customers provide, and could change further over time.

Medicare reimbursement rules impose many standards and policies on the payment of services that our customers provide. For instance, physicians billing for the technical component of nuclear imaging tests must be accredited by a government-approved independent accreditation body and many private payors are adopting similar requirements. We offer our customers a service to assist them in obtaining and maintaining the required accreditation. We believe we have structured our contracts in a manner that allows our customers to seek reimbursement from third-party payors in compliance with Medicare reimbursement rules. Our physician customers typically bill for both the technical and professional components of the tests. Assuming they meet certain requirements including, but not limited to, performing and documenting bona fide interpretations and providing the requisite supervision of the non-physician personnel performing the tests, they may bill and be paid by Medicare. If the failure to comply is deemed to be “knowing” or “willful,” the government could seek to impose fines or penalties, and we may be required to restructure our agreements and/or respond to any resultant claims by such customers or the government. Our hospital customers typically seek reimbursement by Medicare for outpatient services under the Medicare Hospital Outpatient Prospective Payment System.

Sales

We maintain separate sales organizations that are aligned with each of our business units, which operate independently but in cooperation with each other. Mobile Healthcare sales efforts are throughout the United States and Canada, though there typically is more effort expended in rural and smaller hospital areas, as these are the primary customers that we sell our services to and provide the most value. Diagnostic Services concentrates its efforts on twelve regional areas where the majority of our business is concentrated based on concentrations of people and cardiac disease. Diagnostic Imaging sales efforts are conducted throughout the United States and certain foreign countries, and are not concentrated to any particular region or area within the United States as the customer profile for this business can be at any hospital or physician practice. Diagnostic Services and Diagnostic Imaging, though separate sales teams, work collaboratively to help fulfill customer needs in either small practice mobile nuclear cardiac imaging services, or the potential to provide capital equipment sales should the customer decide to own the equipment in house.

7

Employees

As of December 31, 2018, we had a total of 452 full time employees, of which 316 were employed in clinical-related positions, 80 in operational roles, 37 in general and administrative functions, and 19 in marketing and sales. All positions are in the United States. We also utilize varying amounts of temporary workers as necessary to fulfill customer requirements. We have not experienced any work stoppages and consider our employee relations to be good.

Recent Developments

Proposed Acquisition of ATRM Holdings, Inc.

As described above, on September 10, 2018, we announced a potential acquisition of ATRM. As currently contemplated by the non-binding letter of intent with ATRM (the “LOI”), ATRM stockholders would receive consideration consisting of 0.4 shares of Digirad common stock for each share of outstanding ATRM common stock we acquire in the ATRM Acquisition. The issuance of Digirad common stock in connection with the ATRM Acquisition is expected to increase the number of shares of outstanding Digirad common stock by less than 5%. Proceeding with the ATRM Acquisition is subject to, among other things, ATRM becoming current with its filings with the Securities and Exchange Commission and the negotiation and execution of definitive documentation. The ATRM Acquisition has been approved by a special committee of independent directors of ATRM. The final terms of the ATRM Acquisition are subject to change depending on the outcome of our due diligence investigation and may differ from those reflected in the LOI, and there can be no assurance that we will complete the ATRM Acquisition or the HoldCo Conversion.

On December 14, 2018, we entered into a joint venture with ATRM, forming Star Procurement, LLC, with each of us and ATRM holding a 50% interest. The purpose of the joint venture is to provide the service of purchasing and selling building materials and related goods to KBS Builders, Inc., a wholly owned subsidiary of ATRM with which Star Procurement, LLC entered into a Services Agreement on January 2, 2019. Our capital contribution to the joint venture was $1.0 million.

On December 14, 2018, we received an unsecured promissory note from ATRM in the principal amount of $0.3 million (the “ATRM Note”) in exchange for a loan to ATRM in the same amount. The ATRM Note bears interest at 10.0% per annum for the first 12 months of its term, and at 12.0% per annum for the remaining 12 months. All unpaid principal and interest is due on December 14, 2020. ATRM may prepay the note at any time after a specified amount of advance notice to us. The ATRM Note provides for customary events of default, the occurrence of any of which may result in the principal and unpaid interest then outstanding becoming immediately due and payable.

Jeffrey E. Eberwein, who is the Chairman of our board of directors and is also the Chairman of the board of directors of ATRM, owns approximately 17.4% of the outstanding common stock of ATRM. Mr. Eberwein is also the Chief Executive Officer of Lone Star Value Management, LLC (“LSV Management”), a subsidiary of ATRM. LSV Management is the investment manager of Lone Star Value Investors, LP (“LSVI”) and Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) which respectively own 222,577 shares of ATRM’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”) and 374,562 shares of Series B Stock. Through these relationships and other relationships with affiliated entities, Mr. Eberwein may be deemed the beneficial owner of the securities owned by LSVI and LSV Co-Invest I. Mr. Eberwein disclaims beneficial ownership of Series B Stock, except to the extent of his pecuniary interest therein.

Acquisitions and Leases of Maine Facilities

As part of the HoldCo Conversion, on March 20, 2019, we formed a real estate subsidiary named Star Real Estate Holdings USA, Inc. (“SRE”). SRE will hold any significant real estate assets we acquire. We expect SRE to be substantially self-funded over time by raising its own capital in the form of commercial mortgages on the properties it owns or by raising other forms of external capital. As an initial transaction to create our real estate division under SRE and launch that aspect of the HoldCo Conversion, we purchased two plants which manufacture modular buildings and agreed to purchase a third such plant. We have also entered into agreements to lease the two purchased properties and to lease the third property, effective on the closing of our purchase, in each case, as further described below. All three properties are located in Maine.

8

 Oxford

On March 27, 2019, 56 Mechanic Falls Road, LLC (“56 Mechanic”) entered into a Purchase and Sale Agreement (the “Oxford Purchase Agreement”) with RJF – Keiser Real Estate, LLC (“RJF”), pursuant to which 56 Mechanic will purchase certain real property and related improvements and personal property (including buildings, fixtures, and other improvements on the land, and all machinery and equipment and other personal property, if any, owned by RJF and located on the property) located in Oxford, Maine (the “Oxford Facility”) from RJF (the “Oxford Transaction”). 56 Mechanic is a wholly-owned subsidiary of SRE and wholly-owned indirect subsidiary of the Company, formed for the purpose of acquiring and holding the Oxford Facility. The Oxford Purchase Agreement contains representations, warranties and covenants of RJF and 56 Mechanic that are customary for a transaction of this nature. The completion of the Oxford Transaction is subject to due diligence and other customary closing conditions. Assuming the satisfaction or waiver of the closing conditions, the Oxford Transaction is expected to close on or before April 26, 2019. The purchase price of the Oxford Facility is $1.2 million (the “Oxford Purchase Price”), of which $100,000 was paid as a deposit and is held in escrow. The Oxford Purchase Price is subject to adjustment for taxes and other charges and assessments.

Waterford

On April 3, 2019, 947 Waterford Road, LLC (“947 Waterford”) entered into a Purchase and Sale Agreement (the “Waterford Purchase Agreement”) with KBS Builders, Inc. (“KBS”), pursuant to which 947 Waterford closed on the purchase of certain real property and related improvements (including buildings) located in Waterford, Maine (the “Waterford Facility”) from KBS, and acquired the Waterford Facility. The Waterford Purchase Agreement contains representations, warranties and covenants of KBS and 947 Waterford that are customary for a transaction of this nature. The purchase price of the Waterford Facility was $990,000, subject to adjustment for taxes and other charges and assessments.

947 Waterford is a wholly-owned subsidiary of SRE and wholly-owned indirect subsidiary of the Company, formed for the purpose of acquiring and holding the Waterford Facility. KBS is a wholly owned subsidiary of ATRM. As described above, the Company and ATRM are party to a joint venture for the purpose of providing the service of purchasing and selling building materials and related goods to KBS. Jeffrey E. Eberwein, the Chairman of our board of directors, is also the Chairman of the board of directors of ATRM and the owner of approximately 17.4% of the outstanding common stock of ATRM.

Paris

On April 3, 2019, 300 Park Street, LLC (“300 Park”) entered into a Purchase and Sale Agreement (the “Park Purchase Agreement”) with KBS, pursuant to which 300 Park closed on the purchase of certain real property and related improvements and personal property (including buildings, machinery and equipment) located in Paris, Maine (the “Park Facility”) from KBS, and acquired the Park Facility.

300 Park is a wholly-owned subsidiary of SRE and wholly-owned indirect subsidiary of the Company, formed for the purpose of acquiring and holding the Park Facility. The Park Purchase Agreement contains representations, warranties and covenants of KBS and 300 Park that are customary for a transaction of this nature. The purchase price of the Park Facility was $2.9 million , subject to adjustment for taxes and other charges and assessments.

Lease of Maine Facilities

On April 3, 2019, KBS entered into a separate lease agreement with each of 947 Waterford (the “Waterford Lease”) and 300 Park (the “Park Lease”). The Waterford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Waterford Lease are estimated to be between $1.2 million and $1.3 million in the aggregate. The Park Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Park Lease are estimated to be between $3.3 million and $3.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Waterford Lease and Park Lease to be performed by KBS under each lease, including, without limitation, the payment of all required rent.

9

On April 3, 2019, KBS signed a lease with 56 Mechanic (the “Oxford Lease”), which will be effective upon the closing of the Oxford Transaction. The Oxford Lease has an initial term of 120 months, which is subject to extension. The base rental payments associated with the initial term under the Oxford Lease are estimated to be between $1.4 million and $1.6 million in the aggregate. ATRM has unconditionally guaranteed the performance of all obligations under the Oxford Lease to be performed by 56 Mechanic, including, without limitation, the payment of all required rent. The Oxford, Waterford and Paris Facilities are being acquired as part of the Company’s previously disclosed HoldCo Conversion.

Financing

On March 29, 2019, the Company entered into a Loan and Security Agreement (the “SNB Loan Agreement”) by and among certain subsidiaries of the Company identified on the signature pages thereof, as borrowers (collectively, the “Borrowers”); the Company, as guarantor; and Sterling National Bank, a national banking association, as lender (“SNB”).

The SNB Loan Agreement is a five-year credit facility (maturing in March 2024) with a maximum credit amount of $20,000,000 for both revolving loans and outstanding letter of credit obligations (the “SNB Credit Facility”). Under the SNB Credit Facility, Borrowers can request the issuance of letters of credit in an aggregate amount not to exceed $500,000 at any one time outstanding.

At the Borrowers’ option, the SNB Credit Facility will bear interest at either (i) a Floating LIBOR Rate, as defined in the SNB Loan Agreement, PLUS a margin of 2.50% per annum; or (ii) a Fixed LIBOR Rate, as defined in the SNB Loan Agreement, PLUS a margin of 2.25% per annum.

The Company used a portion of the financing made available under the SNB Credit Facility to refinance and terminate, effective as of March 29, 2019, its credit facility with Comerica Bank, a Texas banking association (“Comerica”), under that certain Revolving Credit Agreement, dated June 21, 2017, by and between the Company and Comerica (the “Comerica Credit Agreement”).

The SNB Loan Agreement includes certain representations, warranties of Borrowers, as well as events of default and certain affirmative and negative covenants by the Borrowers that are customary for loan agreements of this type. These covenants include restrictions on borrowings, investments and dispositions by Borrowers, as well as limitations on the Borrowers’ ability to make certain distributions. Upon the occurrence and during the continuation of an event of default under the SNB Loan Agreement, SNB may, among other things, declare the loans and all other obligations under the SNB Loan Agreement immediately due and payable and increase the interest rate at which loans and obligations under the SNB Loan Agreement bear interest. The SNB Credit Facility is secured by a first-priority security interest in substantially all of the assets of the Company and the Borrowers and a pledge of all shares of the Borrowers.

On March 29, 2019, in connection with the Company’s entry into the SNB Loan Agreement, Mr. Eberwein, the Chairman of the Company’s board of directors, entered into Limited Guaranty Agreement (the “Limited Guaranty”) with SNB pursuant to which he guaranteed to SNB the prompt performance of all the Borrowers’ obligations to SNB under the SNB Loan Agreement, including the full payment of all indebtedness owing by Borrowers to SNB under or in connection with the Loan Agreement and related SNB Credit Facility documents. Mr. Eberwein’s obligations under the Limited Guaranty are limited in the aggregate to the amount of (a) $1,500,000, plus (b) reasonable costs and expenses of SNB incurred in connection with the Limited Guaranty. Mr. Eberwein’s obligations under the Limited Guaranty terminate upon the Company and Borrowers achieving certain milestones set forth therein.

Adoption of Stock Repurchase Program

On October 31, 2018, our board of directors approved a stock repurchase program that will enable us to repurchase up to two million shares of our common stock from time to time in market or private transactions. We believe that the program will help offset the dilutive impact of employee stock option exercises, and maximize the value of our common stock, and that the program reflects our belief in our strategy and operations and our commitment to our stockholders.

10

Under the stock repurchase program, we may purchase shares of our common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers or any combination thereof. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by the board of directors. Repurchases under the stock repurchase program will be funded from our existing cash and cash equivalents or future cash flow and equity or debt financings. As of the date of this prospectus, we have repurchased zero shares of our common stock.

Receipt of Nasdaq Notification

On January 8, 2019, we received a letter (the “Letter”) from the Nasdaq Listing Qualifications Department stating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), and as indicated in the Letter, we have 180 calendar days, or until July 8, 2019, to regain compliance with the minimum bid price rule. The Letter further provided that if at any time during this 180-day period, the closing bid price of our common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation of compliance with the minimum bid price rule and the matter will be closed.

If we do not regain compliance by July 8, 2019, we may transfer from The Nasdaq Global Market to The Nasdaq Capital Market and may be eligible for an additional compliance period of 180 days. To qualify for the additional compliance period, we will have to: (i) submit a transfer application and related application fees; (ii) meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Capital Market (except for the bid price requirement); and (iii) provide written notice to Nasdaq of our intention to cure the deficiency during the additional 180-day compliance period by effecting a reverse stock split if necessary. If we do not qualify for an additional compliance period, or should we determine not to submit a transfer application or make the required representation, or if Nasdaq concludes that we will not be able to cure the deficiency, Nasdaq will provide written notice to us that our common stock will be subject to delisting. Nasdaq rules permit us to appeal any delisting determination by Nasdaq to a hearings panel.

On March 8, 2019, our board of directors unanimously approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time within 12 months following the date of stockholder approval of the reverse stock split, with the exact ratio to be set within this range by our board of directors at its sole discretion, and a reduction of the number of authorized shares of common stock to 30 million shares authorized (the “Reverse Stock Split”). Our board of directors may alternatively elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion. As proposed to our stockholders, our board of directors will have 12 months following stockholder approval to implement the Reverse Stock Split, and if we implement the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement by the July 8, 2019 deadline, we must complete the Reverse Split no later than ten business days prior to such deadline. The Reverse Stock Split (which includes the reduction of the number of authorized shares of common stock), if approved by our stockholders, would become effective at the time and date set forth in a certificate of amendment to our Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. The form of the proposed certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to our definitive proxy statement filed on March 26, 2019.

Corporate Information

We are a Delaware corporation, originally incorporated in California in November 1985, and we reincorporated in Delaware in January 1997. We have eight wholly-owned subsidiaries. Our principal executive offices are located at 1048 Industrial Court, Suwanee, GA 30024, and our telephone number is (858) 726-1600. Our website is www.digirad.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

11

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial information set forth below is derived from our audited consolidated financial statements which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 10-K”) filed on March 1, 2019. The summary consolidated financial information presented is only a summary of consolidated financial data and should be read in conjunction with the consolidated financial statements and the accompanying notes thereto, included in our 2018 10-K. In addition, the summary consolidated financial information set forth below should be read in conjunction with the information presented under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 10-K.

Consolidated Statements of Operations Data

	Year Ended December 31,
	2018	2017
(in thousands, except per share data)

Total revenues	$104,180	$104,632
Total cost of revenues	85,909	83,436
Gross profit	18,271	21,196
Operating expenses
Marketing and sales	5,418	6,249
General and administrative	15,038	18,586
Amortization of intangible assets	1,377	1,494
Goodwill impairment	476	166
Loss on sale of buildings	507	—
Total operating expenses	22,816	26,495
Loss from operations	(4,545)	(5,299)
Other expense, net	(61)	(311)
Interest expense, net	(751)	(730)
Loss on extinguishment of debt	(43)	(709)
Total other expense	(855)	(1,750)
Loss before income taxes	(5,400)	(7,049)
Income tax benefit (expense)	1,561	(27,987)
Net loss from continuing operations	(3,839)	(35,306)
Net income (loss) from discontinued operations	4,575	(694)
Net income (loss)	$736	$(35,730)

Basic net income (loss) per common share	$0.04	$(1.79)

Diluted net income (loss) per common share	$0.04	$(1.79)

12

Consolidated Balance Sheet Data

	As of December 31, 2018
		Pro Forma As
	Actual	Adjusted (1)
	(in thousands)
Cash and cash equivalents	$1,545	$13,035
Working capital (net) (2)	7,977	19,467
Total assets	50,594	62,084
Total liabilities	24,794	36,284
Stockholders’ equity	25,800	25,800

(1)

The pro forma as adjusted condensed consolidated balance sheet data gives effect to our issuance and sale of 500,000 shares of Series A Preferred Stock in this offering at $25.00 per share, assuming net proceeds of approximately $11,490,000, after deducting the placement agent fees and estimated offering expenses payable by us.

(2)	Working capital is defined as current assets less current liabilities.

13

THE OFFERING

The following summary contains basic terms about this offering and the Series A Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the Risk Factors beginning on page 18 of this prospectus. For a more complete description of the terms of the Series A Preferred Stock, see the section of this prospectus entitled “Description of the Series A Preferred Stock.”

Issuer	Digirad Corporation

Securities Offered

500,000 shares of [●] % Series A Cumulative Term Preferred Stock (or “Series A Preferred Stock”). See “Underwriting.” Certain of our officers and directors or their families and affiliates may purchase shares of the Series A Preferred Stock in this offering on the same terms as the public.

Over-allotment Option	We have granted the underwriters an option to purchase up to 75,000 additional shares of Series A Preferred Stock solely to cover over-allotments, if any.

Series A Preferred Stock outstanding prior to this offering	No shares outstanding.

Series A Preferred Stock to be outstanding after this offering	500,000 shares of Series A Preferred Stock, assuming no exercise of the over-allotment option.

Offering Price	$25.00 per share of Series A Preferred Stock.

Dividends

Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends at a rate of [●]% per annum of the $25.00 per share liquidation preference (equivalent to $[●] per annum per share).

Dividends will be payable quarterly, on [the fifteenth day of the month which immediately follows the month in which the closing of this offering occurs], [the fifteenth day of the fourth month after the month in which the closing of this offering occurs], [the fifteenth day of the seventh month after the month in which the closing of this offering occurs] and [the fifteenth day of tenth month after the month in which the closing of this offering occurs] (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be the [first day of each month in which a quarterly dividend is to be paid], beginning [the first day of the month which immediately follows the month in which the closing of this offering occurs] whether or not a business day (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. The first dividend on our Series A Preferred Stock sold in this offering is payable on [the fifteenth day of the month which immediately follows the month in which the closing of this offering occurs] (in the amount of  $[●] per share) to holders of record of the Series A Preferred Stock at the close of business on April [●], 2019.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

14

No Sinking Fund

The Series A Preferred Stock will not be subject to any sinking fund but must be redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment on April [●], 2026.

Mandatory Redemption

The Series A Preferred Stock has a mandatory redemption date of April [●], 2026. The shares of Series A Preferred Stock will remain outstanding until redeemed on April [●], 2026, unless redeemed earlier under the circumstances set forth below under “—Optional Redemption” or in connection with a Change of Control Triggering Event (for the definition of a Change of Control Triggering Event, please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Redemption—Change of Control”).

Optional Redemption

We may not redeem the Series A Preferred Stock prior to April [●], 2022. Commencing on April [●], 2022, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Redemption— Optional Redemption.”]

Special Optional Redemption

Prior to April [●], 2022, upon the occurrence of a Change of Control Triggering Event, holders of the Series A Preferred Stock may require us to redeem the Series A Preferred Stock at a specified price. Please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Redemption—Change of Control.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Liquidation Preference.”

Ranking	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (a) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (b) and (c); (b) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (c) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (d) effectively junior to all of our existing and future indebtedness (including any potential future indebtedness that may be convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Ranking.”

15

Limited Voting Rights

Holders of Series A Preferred Stock will generally have no voting rights except as required by law. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series A Preferred Stock, subject to certain limitations described in the section of this prospectus entitled “Description of the Series A Preferred Stock—Voting Rights.”

In addition, we will generally be restricted in our ability to amend, alter or repeal the provisions of our certificate of incorporation and the terms of the Series A Preferred Stock in any which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, unless holders of at least a majority of the then outstanding Series A Preferred Stock consent to such amendments. Please see the section of this prospectus entitled “Description of the Series A Preferred Stock—Voting Rights.”

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or otherwise provided by permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	We intend to apply to have our Series A Preferred Stock listed on the Nasdaq Global Market under the symbol “DRADP.” There can be no assurance that such listing will be approved. The closing of this offering is contingent upon the successful listing of our Series A Preferred Stock on the Nasdaq Global Market.

Use of Proceeds

We estimate that our net proceeds from the offering will be approximately $11,625,000 (approximately $13,368,750 if the underwriters’ over-allotment option is exercised in full) before deducting estimated offering expenses of approximately $135,000. We intend to use the net proceeds from the offering of Series A Preferred Stock for the repayment of debt, payment of the balance of the Oxford Purchase Price, working capital and/or for other general corporate purposes.

Risk Factors	Investment in our securities involves a high degree of risk. Please read the section of this prospectus entitled “Risk Factors” beginning on page 18 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our Series A Preferred Stock.

16

Transfer Agent	The registrar, transfer agent and dividend and redemption price paying agent in respect of the Series A Preferred Stock will be American Stock Transfer & Trust Company.

No Rating	The Series A Preferred Stock has not been rated by any rating agency and we do not intend to have the Series A Preferred Stock rated by any rating agency.

Certain U.S. Federal Income Tax Considerations	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section of this prospectus entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form	The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

17

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and the documents we incorporate by reference into this prospectus before you decide to purchase our Series A Preferred Stock. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Series A Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to this Offering and Ownership of Shares of Our Series A Preferred Stock

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution, or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.

We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. As of December 31, 2018, our total liabilities equaled approximately $24.8 million, including $9.5 million owed under a $20 million commercial revolving credit facility with Comerica Bank, which we refinanced on March 29, 2019 by entering into a Loan and Security Agreement with Sterling National Bank for borrowings of up to $20 million. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding.

We may not be able to pay dividends on the Series A Preferred Stock if we fall out of compliance with our loan covenants.

We are currently able to pay dividends under the restrictive covenants under the terms of the SNB Loan Agreement. However, we may not be able to pay dividends on the Series A Preferred Stock if we fall out of compliance with our loan covenants and are prohibited by SNB from paying dividends.

The SNB Loan Agreement requires the Company to comply with various financial covenants as specifically set forth in the SNB Loan Agreement. The SNB Loan Agreement limits our ability to pay dividends, if such dividend would result in our non-compliance with the financial covenants in the SNB Loan Agreement, there is insufficient borrowing availability under the SNB Loan Agreement, or if there is a default or event of default under the SNB Loan Agreement that has occurred and is continuing. In such a circumstance, we would be required to reduce or eliminate our quarterly cash dividend until compliance with the financial covenants can be met.

We must adhere to prescribed legal requirements, and we must also have sufficient cash, in order to be able to pay dividends.

In accordance with Section 170 of the Delaware General Corporation Law, we may only declare and pay cash dividends on the Series A Preferred Stock if we have either net profits during the fiscal year in which the dividend is declared and/or the preceding fiscal year, or a “surplus”, meaning the excess, if any, of our net assets (total assets less total liabilities) over our capital. We can provide no assurance that we will satisfy such requirements in any given year. Further, even if we have the legal ability to declare a dividend, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus actually occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on the Series A Preferred Stock.

18

We may not be able to redeem the Series A Preferred Stock upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Series A Preferred Stock, each holder of the Series A Preferred Stock will have the right to require us to redeem all or any part of such holder’s Series A Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to redeem the Series A Preferred Stock and any indebtedness that may be required to be repaid or repurchased as a result of such event. In addition, we may be unable to redeem the Series A Preferred Stock upon a Change of Control Triggering Event if such redemption would result in our non-compliance with the financial covenants in the SNB Loan Agreement, there is insufficient borrowing availability under the SNB Loan Agreement, or if there is a default or event of default under the SNB Loan Agreement that has occurred and is continuing in connection with the Change of Control Triggering Event. Our failure to redeem the Series A Preferred Stock could have material adverse consequences for us and the holders of the Series A Preferred Stock. See “Description of the Series A Preferred Stock—Redemption—Change of Control.”

If Nasdaq delists the Series A Preferred Stock from quotation on its exchange, investors’ ability to make transactions in the Series A Preferred Stock could be limited.

We anticipate that the Series A Preferred Stock will be listed on the Nasdaq Global Market, a national securities exchange, upon consummation of this offering. Since our common stock is listed on the Nasdaq Global Market, in order to for the Series A Preferred Stock to be listed on the Nasdaq Global Market, we must meet certain modified criteria, including a minimum of publicly held shares of Series A Preferred Stock (generally 200,000 shares), with a minimum market value (generally $4,000,000) and a minimum number of holders (generally 100 public holders). If we meet such standards and have our Series A Preferred Stock listed on the Nasdaq Global Market, we cannot assure you that the Series A Preferred Stock will continue to be listed on the Nasdaq Global Market in the future. In order to continue listing the Series A Preferred Stock on the Nasdaq Global Market, we must maintain certain financial, distribution and share price levels. Generally, this means having a minimum number of publicly held shares of Series A Preferred Stock (generally 100,000 shares), a minimum market value (generally $1,000,000) and a minimum number of holders (generally 100 public holders). If our common stock is delisted from the Nasdaq Global Market, the Series A Preferred Stock would be required to meet the more stringent initial listing standards of the Nasdaq Global Market for a Primary Equity Security, including a minimum number of publicly held shares of Series A Preferred Stock (generally 1,100,000 shares) and a minimum number of holders (generally 400 public holders). If we are unable to meet these standards and the Series A Preferred Stock is delisted from the Nasdaq Global Market, we may apply to list our Series A Preferred Stock on the Nasdaq Capital Market. If we are also unable to meet the listing standards for the Nasdaq Capital Market, we may apply to list our Series A Preferred Stock on OTC Markets. If we are unable to maintain listing for the Series A Preferred Stock, the ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

The market for our Series A Preferred Stock may not provide investors with adequate liquidity.

We will apply to have our Series A Preferred Stock listed on the Nasdaq Global Market. However, a trading market for the Series A Preferred Stock may not develop or be maintained and may not provide investors with adequate liquidity. Liquidity of the market for the Series A Preferred Stock will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain a trading market in our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series A Preferred Stock.

19

We are generally restricted from issuing shares of other series of preferred stock that rank senior to the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights, but may do so with the requisite consent of the holders of the Series A Preferred Stock; and, further, no such consent is required for the issuance of additional series of preferred stock ranking pari passu with the Series A Preferred Stock.

We are generally restricted from issuing shares of other series of preferred stock that rank senior to the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights, but may do so with the requisite consent of the holders of the Series A Preferred Stock; and, further, no such consent is required for the issuance of additional series of preferred stock ranking pari passu with the Series A Preferred Stock.

We are allowed to issue shares of other series of preferred stock that rank above the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs, only with the approval of the holders of at least a majority of the outstanding Series A Preferred Stock; however, we are allowed to issue additional shares of Series A Preferred Stock and/or additional series of preferred stock that would rank equally to the Series A Preferred Stock as to dividend payments and rights upon our liquidation or winding up of our affairs without first obtaining the approval of the holders of our Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and/or additional series of preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes or series of stock with equal or senior priority with respect to dividends. Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The Series A Preferred Stock will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series A Preferred Stock on or after April [●], 2022. Any such redemptions may occur at a time that is unfavorable to holders of the Series A Preferred Stock. We may have an incentive to redeem the Series A Preferred Stock voluntarily before the mandatory redemption date, April [●], 2026, if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the rate on the Series A Preferred Stock.

On or after April [●], 2022, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a Change of Control Triggering Event (as defined in the section of this prospectus entitled “Description of the Series A Preferred Stock—Redemption”), prior to April [●], 2022, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred. If we redeem the Series A Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. For further information regarding our ability to redeem the Series A Preferred Stock, see “Description of the Series A Preferred Stock—Redemption.”

Holders of the Series A Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in term preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Preferred Stock and dividends payable on such shares declines.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that will influence the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

20

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flows may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a quarterly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses which fluctuate due to growth of our business; and

•	variable sales cycle and implementation periods for products and services.

The Series A Preferred Stock will not be rated.

We do not intend to have the Series A Preferred Stock rated by any rating agency. Unrated securities usually trade at a discount to similar, rated securities. As a result, there is a risk that the Series A Preferred Stock may trade at a price that is lower than they might otherwise trade if rated by a rating agency. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Stock. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Stock.

The market price of the Series A Preferred Stock could be substantially affected by various factors.

The market price of the Series A Preferred Stock could be subject to wide fluctuations in response to numerous factors. The price of the Series A Preferred Stock that will prevail in the market after this offering may be higher or lower than the offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

21

These factors include, but are not limited to, the following:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•	trading prices of similar securities;

•	our history of timely dividend payments;

•	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•	our issuance of additional preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

A holder of Series A Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Stock are limited. Our common stock is the only class of our securities that carry full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock and our failure to pay dividends on the Series A Preferred Stock. See “Description of the Series A Preferred Stock—Voting Rights” in this prospectus. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights.

The Series A Preferred Stock is not convertible into common stock, including in the event of a change of control of the Company, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series A Preferred Stock is not convertible into shares of common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series A Preferred Stock. The market value of the Series A Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, to redeem, and in the event of dissolution satisfy the liquidation preference with respect to, the Series A Preferred Stock.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for the repayment of debt, working capital and general corporate purposes to support our growth. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

22

Our cash available for dividends to holders of our Series A Preferred Stock may not be sufficient to pay anticipated dividends, nor can we assure you of our ability to make dividends in the future, and we may need to borrow to make such dividends or may not be able to make such dividends at all.

To remain competitive with alternative investments, our dividend rate may exceed our cash available for dividends, including cash generated from operations. In the event this happens, we intend to fund the difference out of any excess cash on hand or, if permitted, from borrowings under our revolving credit facility. If we do not have sufficient cash available for dividends generated by our assets, or if cash available for dividends decreases in future periods, the market price of our Series A Preferred Stock could decrease.

Our ability to pay dividends and/or make any required redemption payments to the holders of Series A Preferred Stock may be adversely affected by the operating results of our present and future acquisition targets including ATRM and our real estate acquisitions.

We previously announced our intent to convert our company into a diversified holding company. We have also previously announced our acquisition of two plants which manufacture modular buildings and our pending acquisition of a third such plant. In addition, we previously announced our intent to pursue the ATRM Acquisition in pursuit of this strategy. As of the date of this prospectus, we are not able to determine the potential operating results of our real estate assets. In addition, because we have concluded, as of the date of this prospectus, that the ATRM Acquisition is not “probable” under the applicable rules of the Securities Act of 1933, as amended, we are not required to include in this prospectus the financial statements and other information related to the business and operations of ATRM and you will, therefore, not have the opportunity to evaluate this information as part of this offering. There can be no assurance that we will consummate the proposed ATRM Acquisition or any other acquisition in furtherance of our strategy or that, in the event that we do consummate the proposed ATRM Acquisition or any other acquisition that such acquisition will have a positive impact on our profitability, cash flow or financial condition. In the event that we do consummate the proposed ATRM Acquisition and the financial and operating performance and results of our real estate division and/or ATRM are not positive and in line with our expectations, our ability to pay dividends and/or make any required redemption payments to the holder of the Series A Preferred Stock may be adversely impacted.

We may not be able to raise sufficient capital or borrow money in sufficient amounts or on sufficiently favorable terms necessary to attain the optimal degree of leverage to operate our business, which may have an adverse effect on our operations and ability to pay dividends.

Our ability to raise additional capital in the markets may be limited due to market conditions and applicable SEC regulations. Our business and acquisition strategies rely heavily on borrowing funds, so that we may make more investments than would otherwise be possible to maximize potential returns to holders of our securities. We may borrow on a secured or unsecured basis. Pursuant to the terms of the SNB Loan Agreement, our ability to incur additional indebtedness is subject to the consent of SNB, with certain limited exceptions. The SNB Loan Agreement is secured by a first-priority security interest in substantially all of the assets (excluding real estate) of the Company and its subsidiaries and a pledge of all shares and membership interests of the Company’s subsidiaries. The SNB Loan Agreement, amongst other things, limits our ability, without the prior consent of the lender, to grant further security interests on our assets which serve as collateral for the SNB Loan Agreement, to discontinue insurance coverage, to incur additional indebtedness, to dispose of assets of the Company and its subsidiaries, to make investments, and to make distributions or pay dividends to our stockholders. The SNB Loan Agreement also specifies certain debt and other ratios that we are required to maintain. If we are unable to obtain the degree of leverage that we believe to be optimal, we may have less cash for the payment of dividends to holders of Series A Preferred Stock. Our use of leverage could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the ratio of our indebtedness to our assets may have an adverse effect on the future market price of our Series A Preferred Stock.

Future issuances of preferred stock may adversely affect the value of our Series A Preferred Stock.

We have authorized [750,000] shares of Series A Preferred Stock, and following the issuance of 500,000 shares of Series A Preferred Stock in this offering, we will have [250,000] shares of authorized but unissued shares of Series A Preferred Stock, assuming no exercise of the over-allotment option. We may issue additional shares of Series A Preferred Stock and/or other classes of preferred shares, whether to raise additional capital, in connection with the ATRM Acquisition (whether to acquire its outstanding common stock and/or preferred stock), in connection with the HoldCo Conversion or pursuant to other transactions we may enter into. The issuance of additional preferred shares on parity with or senior to our Series A Preferred Stock could affect the interests of the holders of Series A Preferred Stock issued in this offering, and any issuance of preferred stock that is senior to the Series A Preferred Stock could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. However, the Certificate of Designations for the Series A Preferred Stock prevents us, without the consent of a majority of the holders of the Series A Preferred Stock, from issuing stock senior to the Series A Preferred Stock if the terms and rights of the holders of Series A Preferred Stock would be materially and adversely changed.

23

Risks Related to Our Business and Industry

We may not be able to achieve the anticipated synergies and benefits from business acquisitions.

Part of our business strategy is to acquire businesses that we believe can complement our current business activities, both financially and strategically. On January 1, 2016, we acquired PRHC and its subsidiaries, including DMS Health Technologies, Inc. (“DMS Health”), with these synergistic benefits in mind. Previously, we acquired MD Office on March 5, 2015, and Telerhythmics on March 13, 2014, which we subsequently sold on October 31, 2018. Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’' past activities, loss of customers, regulatory changes that are not anticipated, difficulties in integrating personnel and human resource programs, integrating ERP systems and other infrastructures, general under performance of the business under our control versus the prior owners, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002. There is no guarantee that our acquisitions will increase our profitability and cash flow, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced, and could potentially result in the impairment of our investment in these businesses.

There can be no assurances that we will successfully complete our planned conversion into a diversified holding company or complete our possible acquisition of ATRM Holdings, Inc.

Part of our strategy is to become a diversified holding company through the acquisition of businesses that, we believe, will realize a material benefit from being part of a larger holding company structure, both financially and strategically. There can be no assurances that we will find suitable acquisition targets that will enable us to successfully realize our conversion into a diversified holding company, and even if such targets are identified, there can be no assurances that we can negotiate and complete such acquisitions on attractive terms, including with regard to the possible acquisition of ATRM.

If we are unable to make successful acquisitions, our ability to grow our business could be adversely affected and our conversion to a diversified holding company structure may not succeed. If we succeed in making suitable acquisitions, we may not be able to obtain the expected profitability or other benefits in the short or long term from such acquisitions.

Acquisitions, including the possible ATRM acquisition, involve many complexities, including, but not limited to, risks associated with the acquired business' past activities, loss of customers, regulatory changes that are not anticipated, difficulties in integrating personnel and human resource programs, integrating ERP systems and other infrastructures under Company control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002. There is no guarantee that our acquisitions will increase the profitability and cash flow of the Company, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated benefits from acquisitions may be delayed or substantially reduced. In addition, our leadership team’s attention may also be diverted by any historical or potential acquisitions.

24

We conduct certain operations through a joint venture and may enter into additional joint ventures in the future. We may not be able to achieve anticipated benefits from joint ventures and disagreements with joint venture partners could adversely affect our interest in the joint ventures and lead to an unwinding of joint ventures.

On December 14, 2018, we and ATRM entered into a joint venture and formed Star Procurement, LLC (“Star Procurement”), with us and ATRM each holding a 50% interest. We may enter into additional joint ventures in the future. Joint ventures involve many complexities and there is no guarantee that our joint ventures will increase our profitability and cash flow. Our efforts could also cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated benefits from joint ventures may be delayed or substantially reduced.

Additionally, joint venture partners may have interests that are different from ours, which may result in conflicting views as to the conduct of the business of the joint venture. In the event that we have a disagreement with a joint venture partner as to the resolution of a particular issue to come before the joint venture, or as to the management or conduct of the business of the joint venture in general, we may not be able to resolve such disagreement in our favor and such disagreement could have a material adverse effect on our interest in the joint venture or the business of the joint venture in general.

Our revenues may decline due to reductions in Medicare and Medicaid reimbursement rates.

The success of our business is largely dependent upon our medical professional customers’ ability to provide diagnostic care to their patients in an economically sustainable manner, either through the purchase of our imaging systems or using our diagnostic services, or both. Our customers are directly impacted by changes (decreases and increases) in governmental and private payor reimbursements for diagnostic services. We are directly and indirectly impacted by changes in reimbursements. In our businesses, where we are indirectly affected by reimbursement changes, we make every effort to act as business partners with our physician customers. For example, in 2010, we proactively adjusted our diagnostic imaging services rates down due to the dramatic reimbursement declines that our customers experienced from the Centers for Medicare & Medicaid Services. Reimbursements remain a source of concern for our customers and downward pressure on reimbursements causes greater pricing pressure on our services and influences the buying decisions of our customers. Although the gap is closing, hospital reimbursements remain higher than in-office reimbursements. Our Diagnostic Imaging segment’s products are targeted to serve the hospital market. A smaller portion of our Diagnostic Services business segment operates in the hospital market.

Reductions in reimbursements could significantly impact the viability of in-office imaging performed by independent physicians, as well as the viability of our cardiac event monitoring services business. The historical decline in reimbursements in diagnostic imaging has resulted in cancellations of imaging days in our Diagnostic Services business and the delay of purchase and service decisions by our existing and prospective customers in our Diagnostic Imaging business.

Our Diagnostic Services revenues may decline due to changes in diagnostic imaging regulations and the use of third party benefit managers by states and private payors to drive down diagnostic imaging volumes.

Nuclear medicine is a “designated health service” under the federal physician self-referral prohibition law known as the “Stark Law,” which states that a physician may not refer designated health services to an entity with which the physician or an immediate family member has a financial relationship, unless a statutory exception applies. Our business model and service agreements are structured to enable our physician customers to meet the statutory in-office ancillary services (“IOAS”) exception to the Stark Law, allowing them to perform nuclear diagnostic imaging services on their patients in the convenience of their own office. From time-to-time, the Centers for Medicare and Medicaid Services and Congress have proposed to modify the IOAS to further limit or eliminate this exception. Various lobbying organizations, including the Medicare Payment Advisory Commission (“MedPAC”), in the past have pushed for, discussed, and recommended that Congress limit the availability of the IOAS exception in order to reduce federal healthcare costs. Legislation has been introduced in prior Congresses to modify or eliminate the exception, but has not been enacted. The outcome of these efforts is uncertain at this time; however, the limitation or elimination of the IOAS exception could significantly impact our Diagnostic Services business segment as currently structured.

25

Our customers who perform imaging services in their office also experience the continuing efforts by some private insurance companies to reduce healthcare expenditures by hiring radiology benefit managers to help them manage and limit imaging. The federal government has also set aside monies in the 2009 recession recovery acts to hire radiology benefit managers to provide image management services to Medicare/Medicaid and MedPAC has recommended and the Centers for Medicare & Medicaid Services has, in the past, proposed legislation requiring Medicare physicians who engage in a relatively high volume of medical imaging be required to obtain pre-authorization through a radiology benefit manager. A radiology benefit manager is an unregulated entity that performs various functions for private payors and managed care organizations. Radiology benefit manager activities can include pre-authorization for imaging procedures, setting and enforcing standards, approving which contracted physicians can perform the services, such as requiring even the most experienced and highly qualified cardiologists to obtain additional board certifications, or interfering with the financial decision of the private practitioner by requiring them to own their own imaging system and not allowing them to lease the system. The radiology benefit managers often do not provide written documentation of their decisions or an appeals process, leaving leasing physicians unable to challenge their decisions with the carrier or the state insurance department. Unregulated radiology benefit manager activities have and could continue to adversely affect our physician customers' ability to receive reimbursement, therefore impacting our customers’ decision to utilize our Diagnostic Services imaging services.

Manufacturing and providing service for our nuclear imaging cameras is highly dependent upon the availability of certain suppliers, thereby making us vulnerable to supply problems that could harm our business.

Our manufacturing process within Diagnostic Imaging, and our warranty and post-warranty camera support business, rely on a limited number of third parties to supply certain key components and manufacture our products. Alternative sources of production and supply may not be readily available or may take several months to scale-up and develop effective production processes. If a disruption in the availability of parts or in the operations of our suppliers were to occur, our ability to have gamma cameras built as well as our ability to provide support could be materially adversely affected. In certain cases, we have developed backup plans and have alternative procedures should we experience a disruption. However, if these plans are unsuccessful or if we have a single source, delays in the production and support of our gamma cameras for an extended period of time could cause a loss of revenue and/or higher production and support costs, which could significantly harm our business and results of operations.

Our Diagnostic Services and portions of our Mobile Healthcare operations are highly dependent upon the availability of certain radiopharmaceuticals, thereby making us vulnerable to supply problems and price fluctuations that could harm our business.

Both our Diagnostic Service business and portions of our Mobile Healthcare business involve the use of radiopharmaceuticals. There is a limited number of major nuclear reactors supplying medical radiopharmaceuticals worldwide and there is no guarantee that the reactors will remain in good repair or that our supplier will have continuing access to ample supply of our radiopharmaceutical product. If we are unable to obtain an adequate supply of the necessary radiopharmaceuticals, we may be unable to utilize our personnel and equipment through our in-office service operations, or the volume of our services could decline and our business may be adversely affected. Shortages can also cause price increases that may not be accounted for in third party reimbursement rates, thereby causing us to lose margin or require us to pass increases on to our physician customers.

Our business is not widely diversified.

We currently provide our mobile diagnostic services and sell our products primarily into the cardiac nuclear and ultrasound imaging private practice, in-office markets and hospitals. We may not be able to leverage our assets and technology to diversify our products and services in order to generate revenue beyond these. If we are unable to diversify our product and service offerings, our financial condition may suffer.

We compete against businesses that have greater resources and different competitive strengths.

The market for mobile diagnostic services and diagnostic imaging systems is limited and has experienced some declines in the past. Some of our competitors have greater resources and a more diverse product offering than we do. Some of our competitors also enjoy significant advantages over us, including greater brand recognition, greater financial and technical resources, established relationships with healthcare professionals, larger distribution networks, and greater resources for product development and capital expenditures, as well as more extensive marketing and sales resources. If we are unable to expand our current market share, our revenues and related financial condition could decline.

26

Our quarterly and annual financial results are difficult to predict and are likely to fluctuate from period to period.

We have historically experienced seasonality in all of our businesses, volatility due to the changing healthcare environment, the variable supply of radiopharmaceuticals, and downturns based on the changing U.S. economy. While our customers are typically obligated to pay us for imaging days to which they have committed, our contracts permit some flexibility in scheduling when services are to be performed. We cannot predict with certainty the degree to which seasonal circumstances such as the summer slowdown, winter holiday vacations, and weather conditions may affect the results of our operations. We have also experienced fluctuations in demand of our diagnostic imaging product sales due to economic conditions, capital budget availability, and other financial or business reasons. In addition, due to the way that customers in our target markets acquire our products, a large percentage of our products are booked during the last month of each quarterly accounting period, and often there can be a large amount in the last month of the year. As such, a delivery delay of only a few days may significantly impact quarter-to-quarter comparisons of our results of operations. Moreover, the sales cycle for all of our capital products is typically lengthy, particularly in the hospital market, which may cause us to experience significant revenue fluctuations.

We spend considerable time and money complying with federal and state laws, regulations, and other rules, and if we are unable to fully comply with such laws, regulations, and other rules, we could face substantial penalties.

We are directly, or indirectly through our customers, subject to extensive regulation by both the federal government and the states in which we conduct our business, including: the federal Medicare and Medicaid anti-kickback laws and other Medicare laws, regulations, rules, manual provisions, and policies that prescribe requirements for coverage and payment for services performed by us and our physician customers; the federal False Claims statutes; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended in 2009 under the HITECH Act that places direct legal obligations and higher liability on us with respect to the security and handling of personal health information; the Stark Law; the federal Food, Drug and Cosmetic Act; federal and state radioactive materials laws; state food and drug and pharmacy laws and regulations; state laws that prohibit the practice of medicine by non-physicians and fee-splitting arrangements between physicians and non-physicians; state scope-of-practice laws; and federal rules prohibiting the mark-up of diagnostic tests to Medicare under certain circumstances. If our customers are unable or unwilling to comply with these statutes, regulations, rules, and policies, rates of our services and products could decline and our business could be harmed. Additionally, new government mandates will require us to provide a certain baseline of health benefits and premium contribution for our employees and their families or pay governmental penalties. Some of these costs are not tax deductible. We have opted to provide this coverage to our employee base in order to maintain retention of qualified medical technicians and other professionals rather than plan to pay penalties to the government. Either option will result in additional costs to us and could negatively impact our cash reserves.

We maintain a compliance program to identify and correct any compliance issues and remain in compliance with all applicable laws, to train employees, to audit and monitor our operations, and to achieve other compliance goals. Like most companies with compliance programs, we occasionally discover compliance concerns. In such cases, we take responsive action, including corrective measures when necessary. There can be no assurance that our responsive actions will insulate us from liability associated with any detected compliance concerns.

If our past or present operations are found to be in violation of any of the laws, regulations, rules, or policies described above or the other laws or regulations to which we or our customers are subject, we may be subject to civil and criminal penalties, damages, fines, exclusion from federal or state healthcare programs, or the curtailment or restructuring of our operations. Similarly, if our physician customers are found to be non-compliant with applicable laws, they may be subject to sanctions which could have a negative impact on us. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business, and damage our reputation. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, regulations, rules, and policies, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly.

27

Healthcare policy changes could have a material adverse effect on our business.

In response to perceived increases in healthcare costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators, and third-party payers to control these costs and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products, and could limit the acceptance and availability of our products. The adoption of some or all of these proposals could have a material adverse effect on our financial position and results of operations.

Any intrusions or attacks on our information technology infrastructure could impact our ability to conduct operations and could subject us to fines, penalties, and lawsuits related to healthcare privacy laws.

The operation of our business includes use of complex information technology infrastructures, access to the information technology networks of our customers, as well as the collection of storing of patient information that is subject to HIPAA. In recent years, attacks on corporate information technology infrastructures have become more common and more sophisticated. Attacks can range from attempts that are routinely blocked by security and related infrastructure, to intrusions that disrupt activity temporarily, to extensive intrusions that severely impact or disable a network, including “ransom” ware that holds a network hostage until the impacted company pays a fee to the attacker. Further, attacks can specifically impact patient information stored on such networks, requiring a widespread notice to the affected population, which can be very costly. Any successful attack on our network could severely impact our ability to conduct operations and could result in lost customers. Though we carry customary insurance for notification events in the event of a patient information breach under HIPAA, our coverage may not be sufficient to cover every situation, and any notification could severely impact our customer confidence and operations.

We are subject to risks associated with self-insurance related to health benefits.

To help control our overall long-term costs associated with employee health benefits, we are self-insured up to certain limits for our health plans. As such, we are subject to risks associated with self-insurance of these health plan benefits. To limit our exposure, we have third party stop-loss insurance coverage for both individual and aggregate claim costs. However, we could still experience unforeseen and potentially significant fluctuations in our healthcare costs based on a higher than expected volume of claims below these stop-loss levels. These fluctuations could have a material adverse effect on our financial position and results of operations.

A portion of our operations are located in a facility that may be at risk from fire, earthquakes, or other disasters.

Final assembly in our manufacturing process and significant portions of our inventory are located in a single facility in Poway, California, near known fire areas and earthquake fault zones. Future natural disasters could cause substantial delays in our operations and cause us to incur additional expenses. Although we have taken precautions to insure our facilities and continuing operations, as well as provide for offsite back-up of our information systems, this may not be adequate to cover our losses in any particular case. A disaster could significantly harm our business and results of operations.

28

The medical device industry is litigious, which could result in the diversion of our management’s time and efforts, and require us to incur expenses and pay damages that may not be covered by our insurance.

Our operations entail risks of claims or litigation relating to product liability, radioactive contamination, patent infringement, trade secret disclosure, warranty claims, vendor disputes, product recalls, property damage, misdiagnosis, breach of contract, personal injury, and death. Any litigation or claims against us, or claims we bring against others, may cause us to incur substantial costs, could place a significant strain on our financial resources, divert the attention of our management from our core business, and harm our reputation. We may incur significant liability in the event of any such litigation, regardless of the merit of the action. If we are unable to obtain insurance, or if our insurance is inadequate to cover claims, our cash reserves and other assets could be negatively impacted. Additionally, costs associated with maintaining our insurance could become prohibitively expensive, and our ability to become or remain profitable could be diminished.

If we cannot provide quality technical and applications support, we could lose customers and our business and prospects will suffer.

The placement of our products and the introduction of our technology at new customer sites requires the services of highly trained technical support personnel. Hiring technical support personnel is very competitive in our industry due to the limited number of people available with the necessary scientific and technical backgrounds and ability to understand our technology at a technical level. To effectively support potential new customers and the expanding needs of current customers, we will need to expand our technical support staff. If we are unable to attract, train or retain the number of highly qualified technical services personnel that our business needs, our business and prospects will suffer.

Our long-term results depend upon our ability to improve existing products and services and introduce and market new products and services successfully.

Our business is dependent on the continued improvement of our existing products and services and our development of new products and services utilizing our current or other potential future technology. As we introduce new products and services or refine, improve or upgrade versions of existing products and services, we cannot predict the level of market acceptance or the amount of market share these products and services will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products or services in the future.

We generally sell our products and services in industries that are characterized by rapid technological changes, frequent new product introductions and changing industry standards. If we do not develop new products and services and product enhancements based on technological innovation on a timely basis, our products and services may become obsolete over time and our revenues, cash flow, profitability and competitive position may suffer. Our success will depend on several factors, including our ability to:

•	correctly identify customer needs and preferences and predict future needs and preferences;

•	allocate our research and development funding to products and services with higher growth prospects;

•	anticipate and respond to our competitors’ development of new products, services and technological innovations;

•	innovate and develop new technologies and applications, and acquire or obtain rights to third-party technologies that may have valuable applications in the markets we serve; and

•	successfully commercialize new technologies in a timely manner, price them competitively and manufacture and deliver sufficient volumes of new products of appropriate quality on time.

Even if we successfully innovate and develop new products, services and product enhancements, we may incur substantial costs in doing so, and our profitability may suffer.

29

If we do not successfully manage the development and launch of new products and services, our financial results could be adversely affected.

We may face risks associated with launching new products and services. If we encounter development or manufacturing challenges or discover errors during our product development cycle, the product launch dates of new products and services may be delayed. The expenses or losses associated with unsuccessful product development or launch activities or lack of market acceptance of our new products and services could adversely affect our business or financial condition.

Undetected errors or defects in our products could harm our reputation or decrease market acceptance of our products.

Our products may contain undetected errors or defects when first introduced or as new versions or new products are released. Disruptions affecting the introduction or release of, or other performance problems with, our products may damage our customers’ businesses and could harm their and our reputation. If that occurs, we may incur significant costs, the attention of our key personnel could be diverted, or other significant customer relations problems may arise. We may also be subject to warranty and liability claims for damages related to errors or defects in our products. In addition, if we do not meet industry or quality standards, if applicable, our products may be subject to recall. A material liability claim, recall or other occurrence that harms our reputation or decreases market acceptance of our products could harm our business and operating results.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our success depends, in part, on our ability to protect our proprietary rights to the technologies used in our products. If we fail to protect and/or maintain our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, and/or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.

We do not have any pending patent applications. We cannot assure investors that we will continue to innovate and file new patent applications, or that if filed any future patent applications will result in granted patents. Further, we cannot predict how long it will take for such patents to issue, if at all. It is possible that, for any of our patents that have issued or that may issue in the future, our competitors may design their products around our patented technologies. Further, we cannot assure investors that other parties will not challenge any patents granted to us, or that courts or regulatory agencies will hold our patents to be valid, enforceable, and/or infringed. We cannot guarantee investors that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge or challenges to our patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:

•	we may not have been the first to make the inventions claimed or disclosed in our issued patents;

•	we may not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”), which could result in substantial cost to us, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that our granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

30

•	other parties may independently develop similar or alternative products and technologies or duplicate any of our products and technologies, which can potentially impact our market share, revenue, and goodwill, regardless of whether intellectual property rights are successfully enforced against these other parties;

•	it is possible that our issued patents may not provide intellectual property protection of commercially viable products or product features, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

•	we may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of our patents or patent applications that we may to file;

•	we take efforts and enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce our intellectual property rights, including possible efforts to enforce rights against us;

•	we may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

•	we may not develop additional proprietary products and technologies that are patentable, or we may develop additional proprietary products and technologies that are not patentable;

•	the patents or other intellectual property rights of others may have an adverse effect on our business; and

•	we apply for patents relating to our products and technologies and uses thereof, as we deem appropriate. However, we or our representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or we or our representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct or indirect competition. If our intellectual property does not provide adequate coverage of our competitors’ products, our competitive position could be adversely affected, as could our business.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.

In addition to pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets and/or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Moreover, if a party having an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized and inadvertent disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, the outcome would be unpredictable, and any remedy may be inadequate.

31

In addition, competitors could purchase our products and attempt to replicate and/or improve some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design their products around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect our market share against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

We may need to enter into license agreements in the future.

We may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance our research or commercialization of our current or future products, and we cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation.

If we are sued for infringing intellectual property rights of third parties, it would be costly and time consuming, and an unfavorable outcome in that litigation could have a material adverse effect on our business.

Our success also depends on our ability to develop, manufacture, market and sell our products and perform our services without infringing the proprietary rights of third parties. Numerous U.S. issued patents and pending patent applications owned by third parties exist in the fields in which we are developing products and services. As part of a business strategy to impede our successful commercialization and entry into new markets, competitors may allege that our products and/or services infringe their intellectual property rights.

We could incur substantial costs and divert the attention of our management and technical personnel in defending ourselves against claims of infringement made by third parties. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on our ability to conduct our business and our finances. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer one or more products or services and could result in a substantial award of damages against us. Intellectual property litigation can be very expensive, and we may not have the financial means to defend ourselves.

Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents upon which our products or proprietary technologies may infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or any of our products. If a third-party claims that we infringe upon a third-party’s intellectual property rights, we may have to:

•	seek to obtain licenses that may not be available on commercially reasonable terms, if at all;

•	abandon any product alleged or held to infringe, or redesign our products or processes to avoid potential assertion of infringement;

32

•	pay substantial damages including, in exceptional cases, treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes upon or violates the third-party’s rights;

•	pay substantial royalties or fees or grant cross-licenses to our technology; or

•	defend litigation or administrative proceedings that may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Our issued patents could be found invalid or unenforceable if challenged in court or at the Patent Office or other administrative agency, which could have a material adverse impact on our business.

Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. If we were to initiate legal proceedings against a third party to enforce a patent related to one of our products or services, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, as are validity challenges by the defendant against the subject patent or other patents before the USPTO. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO, or made a misleading statement, during prosecution. Additional grounds for an unenforceability assertion include an allegation of misuse or anticompetitive use of patent rights, and an allegation of incorrect inventorship with deceptive intent. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome is unpredictable following legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the Patent Office. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful.

Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents that have issued or that may issue in the future, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable, and/or being interpreted narrowly and could impact the validity or enforceability positions of our other patents. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, an adverse outcome in such litigation or proceedings may expose us to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.

33

We may make financial investments in other businesses that may lose value.

As we look for the best ways to deploy our capital and maximize our returns for our businesses and stockholders, we may make financial investments in other businesses or processes for purposes of enhancing our supply chain, creating financial returns, strategic developments, or other purposes. These investments may be speculative in nature, and there is no guarantee that we will experience a financial return and we may lose our entire principal balance if not successful.

Our mobile healthcare fleet is highly utilized; any downtime in our assets could have a material impact on our revenues and costs.

Our Mobile Healthcare business unit utilizes a fleet of highly sophisticated imaging and related transportation assets that require nearly 100% uptime to service our customer needs. Though we utilize an array of highly competent service providers to support our imaging fleet, imaging and related transportation machines can experience unproductive downtime. Any downtime of our imaging fleet could have near term impacts on our revenues and underlying costs.

Our goodwill and other long-lived assets are subject to potential impairment which could negatively impact our earnings.

A significant portion of our assets consists of goodwill and other long-lived assets, the carrying value of which may be reduced if we determine that those assets are impaired. At December 31, 2018, goodwill and net intangible assets represented $7.0 million, or 13.8% of our total assets. In addition, net property, plant and equipment assets totaled $21.6 million, or 42.8% of our total assets. If actual results differ from the assumptions and estimates used in our goodwill and long-lived asset valuation calculations, we could incur impairment charges, which could negatively impact our earnings.

We review our reporting units for potential goodwill impairment annually or more often if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In addition, we test the recoverability of long-lived assets if events or circumstances indicate the carrying values may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. We conduct impairment testing based on our current business strategy in light of present industry and economic conditions, as well as future expectations. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount and/or the value of long-lived assets to not be recoverable, which could lead to the measurement and recognition of goodwill and/or long-lived asset impairment. These risks include, but are not limited to, significant negative variances between actual and expected financial results, lowered expectations of future financial results, failure to realize anticipated synergies from acquisitions, adverse changes in the business climate, and the loss of key personnel. If we are not able to achieve projected performance levels, future impairments could be possible, which could negatively impact our earnings.

During the year ended December 31, 2018, the Company derecognized $1.1 million of goodwill related to the termination of the Philips Agreements with DMS Health effective December 31, 2017. During the years ended December 31, 2018 and 2017, the Company recorded a $0.5 million and $0.2 million goodwill impairment loss, respectively, related to Telerhythmics, the Company’s cardiac event monitoring services business that was acquired on March 13, 2014. On October 31, 2018, the Company entered into a membership interest purchase agreement (the “Telerhythmics Purchase Agreement”) with G Medical Innovations USA, Inc. (“G Medical”), pursuant to which we sold all the outstanding membership interests in Telerhythmics to G Medical for $1.95 million in cash. No other significant impairment losses on long-lived assets were recognized during the years ended December 31, 2018 and 2017. See Note 2 “Basis of Presentation and Note 7 “Goodwill” within the notes to our consolidated financial statements, and the accompanying notes thereto, included in our 2018 10-K for further discussion regarding goodwill and long-lived assets.

34

Our HoldCo Conversion and related acquisitions or investments could involve unknown risks that could harm our business and adversely affect our financial condition.

We are in the process of becoming a diversified holding company with interests in a variety of industries and market sectors. The real estate acquisitions that we have made under our SRE real estate division and the pending and future acquisitions that we consummate will involve unknown risks, some of which will be particular to the industry in which the acquisition target operates. Although we intend to conduct extensive business, financial and legal due diligence in connection with the evaluation of all our acquisition and investment opportunities, there can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us. We may be unable to adequately address the financial, legal and operational risks raised by such acquisitions or investments, especially if we are unfamiliar with the industry in which we invest. The realization of any unknown risks could prevent or limit us from realizing the projected benefits of the acquisitions or investments, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt will be subject to the specific risks applicable to any company we acquire or in which we invest.

We are subject to particular risks associated with real estate ownership, which could result in unanticipated losses or expenses.

Following our recent acquisition of real estate, our business is subject to many risks that are associated with the ownership of real estate.  For example, if our tenants do not renew their leases or default on their leases, we may be unable to re-lease the facilities at favorable rental rates.  Other risks that are associated with real estate acquisition and ownership include, without limitation, the following:

•	general liability, property and casualty losses, some of which may be uninsured;
•	the inability to purchase or sell our assets rapidly to respond to changing economic conditions, due to the illiquid nature of real estate and the real estate market;
•	leases which are not renewed or are renewed at lower rental amounts at expiration;
•	the default by a tenant or guarantor under any lease;
•	costs relating to maintenance and repair of our facilities and the need to make expenditures due to changes in governmental regulations, including the Americans with Disabilities Act;
•	environmental hazards created by prior owners or occupants, existing tenants, mortgagors or other persons for which we may be liable;
•	acts of God affecting our properties; and
•	acts of terrorism affecting our properties.

35

Risks Related to our Indebtedness

On March 29, 2019, we entered into the SNB Loan Agreement, with Sterling National Bank, a national banking association. The SNB Loan Agreement is a five-year revolving credit facility (maturing in March 2024), which, as amended, has a maximum credit amount of $20 million. We used a portion of the financing made available under the SNB Loan Agreement to refinance and terminate, effective as of March 29, 2019, a certain Revolving Credit Agreement, dated June 21, 2017, by and between the Company and Comerica Bank.

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

Our indebtedness could have important consequences for us and our stockholders. For example, the SNB Loan Agreement requires a balloon payment at the termination of the facility in March 2024, which may require us to dedicate a substantial portion of our cash flow from operations to this future payment if we feel we cannot be successful in our ability to refinance in the future, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and acquisitions, and for other general corporate purposes. In addition, our indebtedness could:

•	increase our vulnerability to adverse economic and competitive pressures in our industry;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	limit our ability to borrow additional funds on terms that are acceptable to us or at all.

The SNB Loan Agreement governing our indebtedness contains restrictive covenants that will restrict our operating flexibility and require that we maintain specified financial ratios. If we cannot comply with these covenants, we may be in default under the SNB Loan Agreement.

The SNB Loan Agreement governing our indebtedness contains restrictions and limitations on our ability to engage in activities that may be in our long-term best interests. The SNB Loan Agreement contains affirmative and negative covenants that limit and restrict, among other things, our ability to:

•	incur additional debt;

•	sell assets;

•	incur liens or other encumbrances;

•	make certain restricted payments and investments;

•	acquire other businesses; and

•	merge or consolidate.

The SNB Loan Agreement limits our ability to pay dividends and to redeem our equity securities if such dividend or redemption would result in our non-compliance with the financial covenants in the SNB Loan Agreement, there is insufficient borrowing availability under the SNB Loan Agreement, or if there is a default or event of default under the SNB Loan Agreement that has occurred and is continuing. The Company may, therefore be required to reduce or eliminate its quarterly cash dividend on the Series A Preferred Stock and/or may be unable to redeem shares of the Series A Preferred Stock until compliance with such financial covenants can be met.

36

The SNB Loan Agreement contains a fixed charge coverage ratio covenant and a leverage ratio covenant. Going forward, we may not have the ability to meet these and other covenants under the SNB Loan Agreement depending on a number of factors including, without limitation, the performance of our business, capital allocation decisions made by the Company, or events beyond our control.

Our failure to comply with our covenants and other obligations under the SNB Loan Agreement may result in an event of default thereunder. A default, if not cured or waived, may permit acceleration of our indebtedness. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness (together with accrued interest and fees), or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all. This could have serious consequences to our financial condition, operating results, and business, and could cause us to become insolvent or enter bankruptcy proceedings, and stockholders may lose all or a portion of their investment because of the priority of the claims of our creditors on our assets.

Substantially all of our assets have been pledged to SNB as security for our indebtedness under the SNB Loan Agreement

Pursuant to the SNB Loan Agreement, the SNB Loan Agreement is secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiaries and a pledge of all shares and equity interests of the Company’s subsidiaries. Upon the occurrence and during the continuation of an event of default under the SNB Loan Agreement, SNB may, among other things, declare the loans and all other obligations under the SNB Loan Agreement immediately due and payable and increase the interest rate at which loans and obligations under the SNB Loan Agreement bear interest. The exercise by SNB of remedies provided under the SNB Loan Agreement in the event of a default thereunder may have a material adverse effect on the liquidity, financial condition and results of operations of the Company and could cause the Company to become bankrupt or insolvent. In the event of any bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the assets that are pledged as collateral securing any unpaid amounts under the SNB Loan Agreement must first be used to pay such amounts, as well as any other obligation secured by the pledged assets, in full, before making any distributions to our stockholders. In the event of any of the foregoing, our stockholders could lose all or a part of their investment.

If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our financial condition would be materially harmed, our business could fail, and stockholders may lose all of their investment.

Our ability to make scheduled payments on or to refinance our obligations will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. We cannot assure you that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

37

Increases in interest rates could adversely affect our results from operations and financial condition.

The SNB Loan Agreement allows the Company to elect for amounts borrowed under the SNB Loan Agreement to be subject to a floating interest rate which may change with market interest rates. An increase in prevailing interest rates would have an effect on the interest rates charged on our variable rate debt, which rise and fall upon changes in interest rates. If prevailing interest rates or other factors result in higher interest rates, the increased interest expense would adversely affect our cash flow and our ability to service our indebtedness.

Our common stock may be subject to delisting from the Nasdaq Global Market if we do not meet Nasdaq’s Minimum Bid Price Requirement.

On January 8, 2019, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the prior thirty consecutive business days, the closing bid price for our common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rules, we have been given 180 calendar days, or until July 8, 2019 to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance by July 8, 2019, we may transfer from The Nasdaq Global Market to The Nasdaq Capital Market and may be eligible for an additional compliance period of 180 days. To qualify for the additional compliance period, we will have to: (i) submit a transfer application and related application fees; (ii) meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Capital Market (except for the bid price requirement); and (iii) provide written notice to Nasdaq of our intention to cure the deficiency during the additional 180-day compliance period by effecting a reverse stock split if necessary. If we do not qualify for an additional compliance period, or should we determine not to submit a transfer application or make the required representation, or if Nasdaq concludes that we will not be able to cure the deficiency, Nasdaq will provide written notice to us that our common stock will be subject to delisting.

On March 8, 2019, our board of directors unanimously approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by a ratio of not less than 1-for-5 and not more than 1-for-10 at any time within 12 months following the date of stockholder approval of the reverse stock split, with the exact ratio to be set within this range by our board of directors at its sole discretion, and a reduction of the number of authorized shares of common stock to 30 million shares authorized. Our board of directors may alternatively elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion. As proposed to our stockholders, our board of directors will have 12 months following stockholder approval to implement the Reverse Stock Split, and if we implement the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement by the July 8, 2019 deadline, we must complete the Reverse Split no later than ten business days prior to such deadline. The Reverse Stock Split (which includes the reduction of the number of authorized shares of common stock), if approved by our stockholders, would become effective at the time and date set forth in a certificate of amendment to our Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. The form of the proposed certificate of amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to our preliminary proxy statement filed on March 8, 2019.

If we choose to implement a reverse stock split, it must be completed no later than ten business days prior to July 8, 2019. There can be no assurance that our stockholders will approve a reverse stock split or that the reverse stock split will result in a sustained increase in the per share market price for the common stock so we can regain compliance with the Minimum Bid Price Requirement.

If we do not regain compliance with the Minimum Bid Price Requirement by July 8, 2019 and we are not eligible for an additional compliance period at that time, the staff will provide written notification to us that our common stock will be subject to delisting. At that time, we may appeal the staff’s decision to a Nasdaq Listing Qualifications Panel (the “Panel”). We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal a subsequent delisting determination by the staff to the Panel, that such an appeal would be successful.

If we are not able to regain compliance with the Minimum Bid Price Requirement or do not transfer to The Nasdaq Capital Market, our common stock could be traded on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it would become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our common stock to decline further. Additionally, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our common stock would likely decline. A delisting from the Nasdaq would also result in negative publicly and would negatively impact our ability to raise capital in the future.

38

The protective amendment contained in our Restated Certificate of Incorporation, which is intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards (“NOLs”), may have unintended negative effects.

Pursuant to Internal Revenue Code Sections 382 and 383, use of our NOLs may be limited by an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. In order to protect the Company’s significant NOLs, we filed an amendment to the Restated Certificate of Incorporation of the Company (as amended and extended, the “Protective Amendment”) with the Delaware Secretary of State on May 5, 2015. The Protective Amendment was approved by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders held on May 1, 2015.

On April 27, 2018, we filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was approved by our stockholders at our 2018 Annual Meeting (the “Extended Protective Amendment”). The Extended Protective Amendment effects a three-year extension to the provisions of the Protective Amendment. The Extended Protective Amendment leaves the Protective Amendment unchanged in all respects, other than to extend the expiration date from May 1, 2018 to May 1, 2021, and to make revisions necessary as a result of the enactment of Public Law 115-97 (commonly referred to as the Tax Cut and Jobs Act) on December 22, 2017.

The Protective Amendment is designed to assist the Company in protecting the long-term value of its accumulated NOLs by limiting certain transfers of the Company’s common stock. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee.

The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of our common stock to seek the approval of our Board. This may have an unintended “anti-takeover” effect because our Board may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because the Protective Amendment may have the effect of restricting a stockholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

Anti-takeover provisions in our organizational documents and Delaware law may prevent or delay removal of current management or a change in control.

Our restated certificate of incorporation and amended and restated bylaws contain provisions that may delay or prevent a change in control, discourage bids at a premium over the market price of our common stock, and adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests, or changes in control.

39

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Series A Preferred Stock in this offering will be $11,490,000, based on the public offering price of $25.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses. If the over-allotment option granted to the underwriters is exercised in full, we will receive additional net proceeds of $1,743,750, after deducting underwriting discounts and commissions and estimated offering expenses.

We will use the net proceeds of this offering for the repayment of debt, payment of the balance of the Oxford Purchase Price, working capital and/or for other general corporate purposes to support our growth.

We are undertaking this offering because we believe we will be able to use the proceeds of the sale of the Series A Preferred Stock to grow our business organically and through acquisitions and generate a return on capital that is greater than the cost of servicing our obligations under the Series A Preferred Stock.

We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, future acquisitions, if any, the pace of the integration of any acquired businesses, and the level of our sales and marketing activities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018 as follows:

  on an actual basis; and

  on a pro forma as adjusted basis, reflecting the issuance of 500,000 shares of Series A Preferred Stock offered by this prospectus, at $25.00 per share, assuming net proceeds of approximately $11,490,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but not giving effect to the exercise of the over-allotment option.

The information below should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K for 2018, which is incorporated by reference in this prospectus. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our 2018 10-K.

	As of December 31, 2018
		Pro Forma,
	Actual	As Adjusted(1)
(in thousands)
Current liabilities	$13,217	$13,217
Long-term liabilities	9,500	9,500
Deferred tax liabilities	121	121
Other liabilities	1,956	1,956
Mandatorily redeemable preferred stock, $0.0001 par value: no shares issued or outstanding, actual; 500,000 shares issued and outstanding, pro forma	—	11,490
Total liabilities	24,794	36,284

Stockholders’ equity
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding, actual; [9,250,000] shares authorized, no shares issued and outstanding, pro forma	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,249,786 shares issued and outstanding (net of treasury shares), actual; [20,271,057] shares issued and outstanding, pro forma	2	2
Treasury stock, at cost; 2,588,484 shares	(5,728)	(5,728)
Additional paid-in capital	145,428	145,428
Accumulated other comprehensive loss	(22)	(22)
Accumulated deficit	(113,880)	(113,880)
Total stockholders’ equity	25,800	25,800
Total liabilities and stockholders’ equity	$50,594	$62,084

(1)

The “Pro Forma, As Adjusted” information gives effect to the sale of the shares of Series A Preferred stock by us in the offering and the application of the estimated net proceeds derived thereby. We will pay all of the expenses of the offering including underwriting discounts and commissions, legal, accounting, printing filing fees and other direct costs. If the underwriters exercise their option in full, total liabilities will increase by $[1,743,750].

40

The table above is based on 20,249,786 shares of common stock outstanding as of December 31, 2018, and excludes, as of such date:

  359,272 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan; and

  1,442,528 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan.

41

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware law.

Authorized and Outstanding Stock

Our restated certificate of incorporation authorizes the issuance of 90,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, and 10,000,000 shares of preferred stock, each with a par value per share of $0.0001. 500,000 shares of preferred stock were previously designated as Series B Participating Preferred Stock. As of the date of this prospectus, there were [20,271,057] shares of common stock outstanding, held of record by [175] holders, and no shares of preferred stock outstanding. On April [●], 2019, our board of directors designated [750,000] shares of our preferred stock as “Series A Preferred Stock”. Immediately following the completion of this offering,[20,271,057] shares of common stock and 575,000 shares of Series A Preferred Stock will be outstanding (presuming the underwriters exercise their overallotment option in full).

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any of our outstanding preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

42

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company.

Our Transfer Agent

The transfer agent for our Series A Preferred Stock and common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8200.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

  any merger or consolidation involving the corporation and the interested stockholder;
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

43

Certificate of Incorporation and Bylaw Provisions

Provisions of our restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these anti-takeover provisions would require approval by holders of at least two-thirds of our outstanding common stock entitled to vote.

In particular, our restated certificate of incorporation and restated bylaws provide for the following:

No Written Consent of Stockholders

Any action to be taken by our stockholders must be taken and given effect at a duly called annual or special meeting and may not be taken or given effect by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the president, chief executive officer, chairman of the board of directors, a majority of the members of the board of directors or stockholders holding not less than 20% of the total number of votes to be cast at such a meeting.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Bylaws and Certificate of Incorporation

The approval of not less than two-thirds of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our amended and restated bylaws by stockholder action, or to amend the provisions of our restated certificate of incorporation that are described in this section or certain other terms as specified in our amended and restated bylaws. These provisions will make it more difficult to circumvent the anti-takeover provisions of our restated certificate of incorporation and our restated bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock (or [9,250,000] shares of undesignated preferred stock assuming completion of this offering) with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

44

Protective Amendment

Our restated certificate of incorporation contains a protective provision to protect our significant NOLs. The Protective Amendment was approved by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders held on May 1, 2015. The Protective Amendment is designed to assist the Company in protecting the long-term value of its accumulated NOLs by limiting certain transfers of the Company’s common stock. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the common stock if the effect would be to increase the direct or indirect ownership of the common stock by any person from less than 4.99% to 4.99% or more of the common stock, or increase the percentage of the common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of the common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee. The Protective Amendment also requires any person attempting to become a holder of 4.99% or more of our common stock to seek the approval of our Board. This may have an unintended “anti-takeover” effect because our Board may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because the Protective Amendment may have the effect of restricting a stockholder’s ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

On April 27, 2018, we filed a Certificate of Amendment to the restated certificate of incorporation with the Secretary of State of the State of Delaware, which was approved by our stockholders at our 2018 Annual Meeting. The Extended Protective Amendment effects a three-year extension to the provisions of the Protective Amendment. The Extended Protective Amendment leaves the Protective Amendment unchanged in all respects, other than to extend the expiration date from May 1, 2018 to May 1, 2021, and to make revisions necessary as a result of the enactment of Public Law 115-97 (commonly referred to as the Tax Cut and Jobs Act) on December 22, 2017.

Repurchases

We have begun to repurchase shares of our outstanding common stock from time to time in market or private transactions. In November 2018, our board of directors approved a stock repurchase program that will enable us to repurchase up to two million shares of our common stock. We believe that the program will help offset the dilutive impact of employee stock option exercises, maximize the value of the common stock, and that the program reflects our belief in our strategy and operations and our commitment to our stockholders.

Under the stock repurchase program, we may purchase shares of our common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers or any combination thereof. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. The stock repurchase program has no time limit and may be modified, suspended or terminated at any time by the board of directors. Repurchases under the stock repurchase program will be funded from our existing cash and cash equivalents or future cash flow and equity or debt financings. As of the date of this prospectus, we have repurchased zero shares of our common stock.

45

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our restated certificate of incorporation including the certificate of designations of the Series A Preferred Stock, which supplement our restated certificate of incorporation by classifying the Series A Preferred Stock and the form of which is included as Exhibit 3.6 to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, we have [750,000] shares of Series A Preferred Stock authorized and no shares outstanding. Prior to the completion of this offering, we will file the certificate of designations for the Series A Preferred Stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of our underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

No Sinking Fund

The Series A Preferred Stock will not be subject to any sinking fund. Unless redeemed by us on or after April [●], 2022, or in connection with a Change of Control Triggering Event, the Series A Preferred Stock will be redeemed on April [●], 2026.

Listing

We intend to file an application to list the Series A Preferred Stock on the NASDAQ Global Market under the symbol “DRADP.” There can be no assurance that our application will be approved. If the application is approved, trading of the Series A Preferred Stock on NASDAQ is expected to begin within two business days after the date of effectiveness of the registration statement of which this prospectus is a part.

Dividends

Holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if, authorized by our board of directors (or a duly authorized committee of the board) and declared by us, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of [●]% per annum of the liquidation preference of $25.00 per share (equivalent to a fixed annual amount of $[●] per share).

Dividends will be payable quarterly, on [the fifteenth day of the month which immediately follows the month in which the closing of this offering occurs], [the fifteenth day of the fourth month after the month in which the closing of this offering occurs], [the fifteenth day of the seventh month after the month in which the closing of this offering occurs] and [the fifteenth day of tenth month after the month in which the closing of this offering occurs] (each a “dividend payment date”); provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be the [first day of each month in which a quarterly dividend is to be paid], beginning [the first day of the month which immediately follows the month in which the closing of this offering occurs] whether or not a business day (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date. The first dividend on our Series A Preferred Stock sold in this offering is payable on [the fifteenth day of the month which immediately follows the month in which the closing of this offering occurs] (in the amount of  $[●] per share) to holders of record of the Series A Preferred Stock at the close of business on April [●], 2019. Our board of directors will not authorize, declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock at any time that the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits that action or provides that the authorization, declaration, payment or setting apart for payment of those dividends would constitute a breach of or a default under any such agreement, or if such action is restricted or prohibited by law.

46

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not we declare such dividends. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest, and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as stated in the two paragraphs below, no dividends will be declared and paid or set apart for payment on any of our common stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of those dividends is set apart for such payment) on the Series A Preferred Stock for all past dividend periods.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and all shares of capital stock that are equal in rank with Series A Preferred Stock, the amount which we have declared will be allocated ratably to the Series A Preferred Stock and to each series of shares of capital stock equal in rank so that the amount declared for each share of Series A Preferred Stock and for each share of each series of capital stock equal in rank is proportionate to the accrued and unpaid dividends on those shares.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment is set apart for payment) for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon our common stock, or any of our other capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation, nor shall we redeem, purchase, or otherwise acquire for any consideration (or pay or make any monies available for a sinking fund for the redemption of any such shares) any shares of our common stock, or any other shares of our capital stock ranking junior to or equal with the Series A Preferred Stock as to dividends or upon liquidation.

Holders of shares of the Series A Preferred Stock are not entitled to any distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above; however, if we fail to redeem or call for redemption the Series A Preferred Stock pursuant to the mandatory redemption required on April [●], 2026, the dividend rate on the Series A Preferred Stock will increase by 3.0% per share per annum to [●]%, until such shares are redeemed or called for redemption. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

Redemption

Mandatory Redemption

We are required to provide for the mandatory redemption of the Series A Preferred Stock on April [●], 2026, at a redemption price of $25.00 per share plus an amount equal to accumulated but unpaid dividends thereon up to but excluding April [●], 2026.

Optional Redemption

The Series A Preferred Stock will not be redeemable prior to April [●], 2022. On and after April [●], 2022, at our sole option upon not less than 30 nor more than 60 days’ written notice, we may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. Holders of Series A Preferred Stock to be redeemed must then surrender such Series A Preferred Stock at the place designated in the notice. Upon surrender of the Series A Preferred Stock, the holders will be entitled to the redemption price thereon to, but excluding the date fixed for redemption, without interest. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have deposited the funds necessary for such redemption with the paying agent for the benefit of the holders of any of the shares of Series A Preferred Stock to be redeemed, then from and after the date of such deposit dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected ratably by lot or by any other fair and equitable method that our board of directors may choose.

47

Unless full cumulative dividends for all applicable past dividend periods on all shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment set apart for payment for all past dividend periods), no shares of Series A Preferred Stock will be redeemed. In such event, we also will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). However, the foregoing shall not prevent us from purchasing shares pursuant to our restated certificate of incorporation or from acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any shares of stock that rank on parity with regards to dividends and upon liquidation. So long as no dividends are in arrears, we will be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the board of directors and effected in compliance with applicable laws.

We will deliver a notice of redemption, by overnight delivery, by first class mail, postage prepaid or electronically to holders thereof, or request our agent, on behalf of us, to promptly do so by overnight delivery, by first class mail, postage prepaid or electronically. The notice will be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such notice. Each such notice will state: (A) the date for redemption; (B) the number of Series A Preferred Stock to be redeemed; (C) the CUSIP number for the Series A Preferred Stock; (D) the applicable redemption price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares are to be surrendered for payment of the price for redemption; (F) that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate from and after such date of redemption; and (G) the applicable provisions of our charter under which such redemption is made. If fewer than all shares held by any holder are to be redeemed, the notice delivered to such holder will also specify the number of Series A Preferred Stock to be redeemed from such holder or the method of determining such number. We may provide in any such notice that such redemption is subject to one or more conditions precedent and that we will not be required to affect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such notice. No defect in the notice or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

If a redemption date falls after a record date and prior to the corresponding dividend payment date, however, each holder of Series A Preferred Stock at the close of business on that record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Series A Preferred Stock, unless we have exercised our option to redeem such Series A Preferred Stock as described above, holders of the Series A Preferred Stock will have the right to require us to redeem (a “Change of Control Redemption”) the Series A Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to but excluding the date of payment, but without interest (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, we will mail a notice to holders of the Series A Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series A Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

48

On each Change of Control Payment Date, we will, to the extent lawful:

•	redeem all Series A Preferred Stock or portions of Series A Preferred Stock properly tendered pursuant to the applicable Change of Control Redemption;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Series A Preferred Stock properly tendered; and

•	deliver or cause to be delivered to the paying agent the Series A Preferred Stock properly accepted together with an officers’ certificate stating the Series A Preferred Stock being redeemed.

We will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party redeems all Series A Preferred Stock properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series A Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series A Preferred Stock, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Redemption provisions of the Series A Preferred Stock by virtue of any such conflict.

For purposes of the foregoing discussion of the redemption of the Series A Preferred Stock at the option of the holders, the following definitions are applicable.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any Person, other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

49

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (A) was a member of such board of directors on the date the Series A Preferred Stock was issued or (B) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid, out of our assets legally available for distribution to our stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but excluding, the date of payment, but without interest, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. If our assets legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on any shares of preferred stock equal in rank with the Series A Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of preferred stock equal in rank with the Series A Preferred Stock will be distributed ratably so that the amount of assets distributed per share of Series A Preferred Stock and such other series of preferred stock equal in rank with the Series A Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and on such other series of preferred stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we convert into or consolidate or merge with or into any other corporation, trust or entity, effect a statutory share exchange or sell, lease, transfer or convey all or substantially all of our property or business, we will not be deemed to have liquidated, dissolved or wound up.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

50

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as described below or otherwise required by law.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more consecutive quarters (a “Dividend Default”), then the holders of those shares together with the holders of all other series of preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors on our board of directors.

The election of these directors will take place at a special meeting called upon the written request of the holders of record of at least 20% of the Series A Preferred Stock and the holders of record of at least 20% of any class or series of preferred stock equal in rank with the Series A Preferred Stock which like voting rights have been conferred and are exercisable (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual or special meeting until all dividends accumulated from past dividend periods and the then current dividend period have been paid (or declared and a sum sufficient for payment set apart). A quorum for any such meeting will exist if at least a majority of the total outstanding shares of Series A Preferred Stock and shares of preferred stock equal in rank with the Series A Preferred Stock entitled to like voting rights are represented in person or by proxy at that meeting. The directors elected as described above shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series A Preferred Stock and preferred stock equal in rank with the Series A Preferred Stock voting separately as a single class, present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full or declared or set apart for payment in full the holders of the Series A Preferred Stock shall be divested of the right to elect directors and, if all dividend arrearages have been paid in full or declared and set apart for payment in full on all series of preferred stock entitled to like voting rights, the term of office of each director so elected shall terminate. Any director so elected may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock having the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. So long as a dividend arrearage continues, any vacancy in the office of a director elected as described above may be filled by written consent of the director elected as described above who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above, voting separately as a single class with all classes or series of preferred stock entitled to like voting rights. These directors shall each be entitled to one vote per director on any matter.

If we do not call a special meeting within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 20% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. We shall pay all costs and expenses of calling and holding any meeting and of electing directors, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of our charter, including the articles supplementary designating the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock. However, with respect to the occurrence of any event listed above, so long as the Series A Preferred Stock remains outstanding (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) with its terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock. In addition (i) any increase in the number of authorized shares of Series A Preferred Stock, (ii) any increase in the number of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of such class or series, in each case ranking equal with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

51

Conversion

The Series A Preferred Stock will not be convertible into or exchangeable for any of our other property or securities.

Book-Entry Procedures

The Series A Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series A Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. We will use our best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

52

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Listing

We will file an application to list the Series A Preferred Stock on NASDAQ under the symbol “DRADP.” If the application is approved, trading of the Series A Preferred Stock on NASDAQ is expected to begin within two business days after the date of effectiveness of the registration statement of which this prospectus is a part.

Transfer and Dividend Paying Agent

American Stock Transfer & Trust Company will act as the transfer and dividend payment agent in respect of the Series A Preferred Stock.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

No Credit Rating of Our Series A Preferred Stock

The Series A Preferred Stock has not been rated by any rating agency and we do not intend to have the Series A Preferred Stock rated by any rating agency.

53

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to Holders (as defined below) with respect to the purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or differing interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address any aspects of state, local, or non-U.S. laws or federal laws other than those relating to U.S. federal income taxation (such as estate or gift taxation) and is not a complete analysis or description of all of the possible tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus.

This discussion addresses only a Holder that owns Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of such Holder’s particular circumstances, including, for example, the following Holders: a bank or other financial institution; a tax-exempt entity; an insurance company; a person holding shares as part of a straddle, hedge, constructive sale, integrated transaction, or conversion transaction; an S corporation, partnership or other pass-through entity or an investor in an S corporation, partnership or other pass-through entity; a U.S. expatriate; a person who is liable for the alternative minimum tax; a broker-dealer or trader in securities; a Holder whose functional currency is not the U.S. dollar; a regulated investment company; a real estate investment trust; or a trader in securities who has elected the mark-to-market method of accounting for its securities.

No ruling has been requested from the Internal Revenue Service (the “IRS”) in connection with this offering or any related transactions. Accordingly, the discussion below is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Series A Preferred Stock that, for U.S. federal income tax purposes, is:

  an individual citizen or resident of the United States;

  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is any beneficial owner of Series A Preferred Stock that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) (Non-U.S. Holders together with U.S. Holders, collectively, “Holders”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Series A Preferred Stock, the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Series A Preferred Stock, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Series A Preferred Stock.

54

Each Holder should consult such Holder’s tax advisor concerning the U.S. federal income tax consequences of purchasing, owning, and disposing of SERIES A Preferred Stock, as well as any tax consequences arising under the laws of any state, local OR non-U.S. jurisdiction.

Although the classification of preferred instruments has been subject to some recent litigation, the Company is taking the position that the Series A Preferred Stock is equity for US federal income tax purposes. Because the treatment of a corporate security as debt or equity is determined on the basis of the facts and circumstances of each case, and no controlling precedent exists for the Series A Preferred Stock, there can be no assurance that the IRS will not challenge the Company’s characterization of the Series A Preferred Stock as equity. If the IRS were to succeed in such a challenge, Holders could be characterized as receiving interest income rather than distributions and could be required to recognize such income at different times than when cash is received. If this causes a Holder to have underpaid income tax in affected years, this could result in an obligation to pay additional tax, interest and penalties. The remainder of this discussion assumes that the Series A Preferred Stock is treated as equity for U.S. federal income tax purposes.

U.S. Holders

Distributions

Actual Distributions

If a distribution is made with respect to the Series A Preferred Stock, such a distribution will be treated as a dividend to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds such earnings and profits will be treated first as a non-taxable return of capital to the extent of a U.S. Holder’s tax basis in the Series A Preferred Stock (thus reducing such tax basis dollar-for-dollar), and thereafter as gain from a disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders - Disposition of Series A Preferred Stock, Including Redemptions.”

Provided that certain holding period and other applicable requirements are satisfied, any portion of a distribution that is treated as a dividend generally will constitute “qualified dividend income.” Non-corporate U.S. Holders (including individuals) are subject to reduced rates of U.S. federal income tax in respect of “qualified dividend income.”

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction, provided that certain holding period and other applicable requirements are satisfied. Corporate shareholders of the Series A Preferred Stock should consider the effect of Code Section 246A, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, such as the Series A Preferred Stock. If a corporate shareholder receives a dividend on the Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Code Section 1059, the corporate shareholder in certain instances must reduce its basis in the Series A Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” resulting from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S. Holder is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series A Preferred Stock.

Constructive Distributions

A distribution by a corporation of its stock may be deemed to be made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs. Any such deemed distribution is treated as a distribution of property to which Section 301 of the Code applies. For example, if a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated as a constructive distribution (or series of constructive distributions) of additional preferred stock if, in general (1) the preferred stock is either mandatorily redeemable, puttable for redemption by the holder or, under certain circumstances, callable by the corporate issuer (each, a “prohibited redemption right”) and (2) the redemption premium is more than a de minimis amount (a “prohibited redemption premium”). If preferred stock is issued with both a prohibited redemption right and a prohibited redemption premium, any holder of such preferred stock must accrue constructive distributions of additional preferred stock equal to the redemption premium on a constant yield to maturity basis (without regard to the holder’s method of accounting for U.S. federal income tax purposes) determined under principles similar to the determination of original issue discount pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”).

55

The Company has the right to call the Series A Preferred Stock for redemption on or after April [•], 2022 (the “call option”) and is required to redeem the Series A Preferred Stock following maturity on April [•], 2026 (the “mandatory redemption”). The holders have the option to cause the Company to redeem the Series A Preferred Stock upon any Change of Control Triggering Event (the “put option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to the call option, the mandatory redemption or the put option is equal to $25.00 per share, plus any accrued and unpaid dividends up to but excluding the payment date.

Because the Series A Preferred Stock is subject to the call option, the mandatory redemption and the put option, the Series A Preferred Stock may be treated as issued with a prohibited redemption right. As a result, if the Series A Preferred Stock is issued with a prohibited redemption premium, U.S. Holders may be required to accrue constructive distributions of additional Series A Preferred Stock equal to the amount of any such redemption premium on a constant yield to maturity basis (without regard to the U.S. Holder’s method of accounting for U.S. federal income tax purposes) determined under principles similar to the OID Rules. Although the application of principles similar to the OID Rules to preferred stock is not certain, a redemption premium for the Series A Preferred Stock generally should be considered de minimis (i.e., not a prohibited redemption premium) if such a redemption premium is less than 0.25 percent of the Series A Preferred Stock’s stated redemption price at maturity of $25.00, multiplied by the number of complete years to maturity. Because the issue price for the Series A Preferred Stock is expected to be $25.00 (i.e., the initial offering price to the public), which is equal to its stated redemption price at maturity of $25.00, the Company does not expect that the Series A Preferred Stock will be issued with a prohibited redemption premium.

Notwithstanding the foregoing, guidance relating to prohibited redemption premiums on preferred stock is very limited. The Company can offer no assurances that the Series A Preferred Stock will not be issued with a prohibited redemption premium, including, but not limited to, as a result of market pricing. If U.S. Holders were required to accrue constructive distributions of additional Series A Preferred Stock, any such constructive distributions would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, non-taxable return of capital or capital gain to the U.S. Holder in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders - Distributions.” The application of principles similar to the OID Rules to the accrual of a redemption premium on the Series A Preferred Stock is not certain. Prospective U.S. Holders should consult their own tax advisors regarding the potential implications of the constructive distribution rules to them.

Disposition of Series A Preferred Stock, Including Redemptions

Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Stock, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. Holder and the U.S. Holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Series A Preferred Stock at the time of the disposition exceeds one year. Certain non-corporate U.S. Holders (including individuals) are subject to reduced rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

56

A redemption of Series A Preferred Stock for cash will be treated as a sale or exchange (and subject to the tax treatment described in the preceding paragraph, except to the extent of any declared and unpaid dividends) if such redemption (1) results in a “complete termination” of the U.S. Holder’s equity interest in the Company under Section 302(b)(3) of the Code, (2) is a “substantially disproportionate” redemption with respect to the U.S. Holder under Section 302(b)(2) of the Code, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder under Section 302(b)(1) of the Code (collectively, the “Section 302 Tests”). In determining whether a U.S. Holder satisfies any of the Section 302 Tests, a U.S. Holder must take into account all Company stock actually owned, including any Company stock that is “constructively” owned (within the meaning of Section 318 of the Code) by such U.S. Holder. In very general terms, a U.S. Holder may “constructively” own stock actually owned, and in some cases constructively owned, by certain members of such U.S. Holder’s family (except that, in the case of a “complete termination,” a U.S. Holder may waive, under certain circumstances, attribution from family members) and by certain entities (such as corporations, partnerships, trusts and estates) in which the U.S. Holder has an equity or beneficial interest, as well as any stock the U.S. Holder has an option to purchase. In addition, any contemporaneous dispositions or acquisitions of the Company’s stock by a U.S. Holder (or by individuals or entities related to such U.S. Holder) may be deemed to be part of a single integrated transaction and may be taken into account in determining whether a Section 302 Test has been satisfied. Whether a U.S. Holder’s redemption is treated as “not essentially equivalent to a dividend” depends upon the U.S. Holder’s particular facts and circumstances. The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction” for this purpose. If none of the Section 302 Tests described above are satisfied, a U.S. Holder is treated as receiving a distribution with respect to such U.S. Holder’s Series A Preferred Stock in an amount equal to the amount of cash received pursuant to the redemption. The tax treatment of a distribution is discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders – Distributions.” Because the determination as to whether any of the Section 302 Tests will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption, prospective U.S. Holders are advised to consult their own tax advisors regarding the tax treatment of a redemption.

Net Investment Income Tax

Certain non-corporate U.S. Holders (including individuals, estates and trusts) may be subject to a 3.8 percent tax on all or some portion of such U.S. Holder’s “net investment income” to the extent it exceeds certain thresholds. For this purpose, “net investment income” generally will include dividends received on, and capital gain recognized on a sale or other disposition of, the Series A Preferred Stock. U.S. Holders should consult their tax advisors as to the application of the net investment income tax to them.

Information Reporting and Backup Withholding

Information reporting may apply with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding on payments of dividends on the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number and certain other information certified under penalties of perjury, or otherwise establishes an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld from a U.S. Holder under the backup withholding rules may entitle the U.S. Holder to a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that such U.S. Holder timely files a refund claim with the IRS.

Non-U.S. Holders

Distributions

The characterization of a distribution for U.S. federal income tax purposes as a dividend, a non-taxable return of capital or as gain from the sale or exchange of the Series A Preferred Stock, as well as the potential accrual of certain constructive distributions, is determined in the same manner as is described above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders - Distributions.”

57

Except as described below, a dividend paid to a Non-U.S. Holder generally is subject to U.S. federal withholding tax at a 30 percent rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the Non-U.S. Holder is eligible for a lower income tax treaty rate, the payor or its agent generally is required to withhold at a 30 percent rate (rather than the lower income tax treaty rate) on a dividend payment to a Non-U.S. Holder unless the Non-U.S. Holder furnishes to the payor or its agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate Form W-8 or any successor forms) certifying under penalties of perjury that such Non-U.S. Holder is entitled to benefits under the income tax treaty. Additional certification requirements apply if a Non-U.S. Holder holds its Series A Preferred Stock through a foreign partnership or a foreign intermediary. If a Non-U.S. Holder is eligible for a reduced rate of withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

A dividend paid to a Non-U.S. Holder that is “effectively connected” with its conduct of a trade or business within the United States, and, if required by an income tax treaty, attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States, is not subject to the withholding tax described above, provided that the Non-U.S. Holder furnishes to the payor or its agent a properly executed IRS Form W-8ECI (or acceptable substitute form) certifying under penalties of perjury that (i) such Non-U.S. Holder is a non-U.S. person, and (ii) the dividend is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States and is includable in its gross income. Any such dividend generally is subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder. The tax treatment to a U.S. Holder of a distribution is discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders – Distributions.” In addition, any such dividend received by a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional branch profits tax at a 30 percent rate, or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Series A Preferred Stock, Including Redemptions

Any gain realized by a Non-U.S. Holder on the disposition of the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

  the Company is or has been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes (as such term is defined in Section 897(c) of the Code) at any time during the shorter of (1) the five-year period ending on the date of the disposition and (2) the Non-U.S. Holder’s holding period in the Series A Preferred Stock, and the Non-U.S. Holder held (directly, indirectly or constructively), at any time during such period, more than 5 percent of the outstanding Series A Preferred Stock.

If the Non-U.S. Holder’s gain is described in the first bullet point immediately above, such a Non-U.S. Holder generally is subject to U.S. federal income tax as if it were a U.S. Holder under the rules described above “Certain U.S. Federal Income Tax Considerations - U.S. Holders - Disposition of Series A Preferred Stock, Including Redemptions,” and, in the case of a foreign corporation, may be subject to an additional “branch profits tax” at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty).

If the Non-U.S. Holder is described in the second bullet point immediately above, such Non-U.S. Holder generally is subject to U.S. federal income tax at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty) on any gain, which may be offset by certain capital losses of the Non-U.S. Holder.

If the Company meets the criteria described in the third bullet point immediately above, a Non-U.S. Holder generally is not subject to U.S. federal withholding tax as a result of the Company meeting such criteria but is subject to U.S. federal income tax as if it were a U.S. Holder under the rules described above “Certain U.S. Federal Income Tax Considerations - U.S. Holders - Disposition of Series A Preferred Stock, Including Redemptions.” Although there can be no assurances in this regard, the Company does not believe that it is or was a USRPHC for U.S. federal income tax purposes during the applicable five-year period and does not believe that it will become a USRPHC in the foreseeable future.

58

A payment made in redemption of the Series A Preferred Stock may be treated as a distribution, rather than as a sale or exchange of the Series A Preferred Stock, under the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” Each Non-U.S. Holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a distribution or as a sale or exchange of the Series A Preferred Stock.

Information Reporting and Backup Withholding

Payors or their agents must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock if such Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld from a Non-U.S. Holder under the backup withholding rules may entitle the Non-U.S. Holder to a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that such U.S. Holder timely files a refund claim with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series A Preferred Stock, to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. Holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series A Preferred Stock.

59

UNDERWRITING

We are offering shares of our Series A Preferred Stock as described in this prospectus through the underwriters named below. Roth Capital Partners, LLC and Aegis Capital Corp. are acting as joint book-running managers and representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Series A Preferred Stock listed next to each of its name in the following table:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Aegis Capital Corp.

Total

The underwriting agreement provides that the underwriters must buy all of the shares of our Series A Preferred Stock offered hereby if they buy any of them. Our shares of Series A Preferred Stock, however, are offered subject to a number of conditions, including:

  receipt and acceptance of our shares by the underwriters; and

  the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 75,000 additional shares of Series A Preferred Stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Series A Preferred Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of Series A Preferred Stock listed next to the names of all underwriters in the preceding table.

We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about April [●], 2019, which will be the fifth business day following the trade date of the Series A Preferred Stock (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock on the date of pricing or the next business day will be required, by virtue of the fact that the Series A Preferred Stock initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on the date of pricing of the Series A Preferred Stock or the next business day should consult their own advisor.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $[●] per share from the public offering price and the dealers may re-allow a concession not in excess of $[●] per share to other dealers. Sales of shares made outside of the United States may be made by affiliates of the underwriters. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

60

The following table shows the per-share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 75,000 additional shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We have agreed to reimburse the representatives’ reasonable legal fees and expense in an amount up to 1% of gross proceeds in this offering. We have paid $25,000 to the representatives as an advance to be applied towards out-of-pocket accountable expenses (the “Advance”). Any portion of the Advance shall be returned to us to the extent expenses amounting to $25,000 are not actually incurred. We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions and fees, will be approximately $[●].

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

Pursuant to the underwriting agreement, we have agreed not to sell or transfer any shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exchangeable or exercisable for the Series A Preferred Stock or similar, parity or senior equity securities for a period of 90 days after the date of this prospectus without first obtaining the written consent of Roth Capital Partners, LLC and Aegis Capital Corp., the representatives of the underwriters. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

  offer, pledge, sell or contract to sell any shares of Series A Preferred Stock;

  sell any option or contract to purchase any shares of Series A Preferred Stock;

  purchase any option or contract to sell any shares of Series A Preferred Stock;

  grant any option, right or warrant for the sale of any shares of Series A Preferred Stock;

  lend or otherwise transfer or dispose of any shares of Series A Preferred Stock;

  file or cause to be filed any registration statement with respect to any of the foregoing; or

  enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to shares of Series A Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series A Preferred Stock or similar, parity or senior equity securities.

Tail Financing

We have granted the representatives a right to receive a cash fee of 6% of the aggregate gross proceeds raised with respect to any public or private offering of securities (“Tail Financing”) to the extent that such capital is provided to us by investors whom representatives had introduced, directly or indirectly, to the Company during the terms of our engagement letter, dated as of December 6, 2018, as amended, with the representatives (“Engagement Letter”), if such Tail Financing is consummated at any time within the 3-month period following the expiration or termination of the term of our Engagement Letter with the representatives, but solely in the event that this offering did not close, it was at the Company’s election and it was reasonably likely that if we had not terminated this offering, gross proceeds of no less than $10 million would have been generated. For avoidance of doubt, the Engagement Letter can be terminated five business days following the date on which either party receives writing notice from the other party of termination of the Engagement Letter; provided that no such notice may be given by the Company for a period of 60 days after the date of the Engagement Letter.

61

Nasdaq Listing

No market currently exists for the Series A Preferred Stock. We have applied to have our Series A Preferred Stock listed on the Nasdaq Global Market under the symbol “DRADP.” If the application is approved, trading of the Series A Preferred Stock is updated to commence within 30 days of the initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to any trading commencing, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.

Price Stabilization; Short Positions and Penalty Bids

In order to facilitate the offering of the Series A Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A Preferred Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option to purchase additional shares. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the representative a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions. These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Series A Preferred Stock or preventing or retarding a decline in the price of our Series A Preferred Stock. As a result of these activities, the price thereof may be higher than otherwise might exist in the open market. Neither we nor the underwriters make any representation that the underwriters will engage in these transactions, or make any representation with respect to the effect of any such transactions. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Series A Preferred Stock in the open market to stabilize the price of the Series A Preferred Stock. These activities may raise or maintain the market price of the Series A Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Series A Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Determination of Offering Price

Prior to this offering, there was no public market for our Series A Preferred Stock. The initial public offering price will be determined by negotiation between us Roth Capital Partners, LLC and Aegis Capital Corp., the representatives of the underwriters. The principal factors to be considered in determining the initial public offering price include:

  the information set forth in this prospectus and otherwise available to the representative;

  our history and prospects and the history and prospects for the industry in which we compete;

  our past and present financial performance;

62

  our prospects for future earnings and the present state of our development;

  the general condition of the securities market at the time of this offering;

  the recent market prices of, and demand for, publicly traded preferred stock of generally comparable companies; and

  other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Series A Preferred Stock or that the Series A Preferred Stock will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

Other than as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Series A Preferred Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

63

LEGAL MATTERS

The validity of the Series A Preferred Stock offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Loeb & Loeb LLP, New York, New York, is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding change in accounting method related to revenue), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act with respect to our Series A Preferred Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the Series A Preferred Stock offered by this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.digirad.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

64

  our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019;

  our Preliminary Proxy Statement filed with the SEC on March 8, 2019 and our Definitive Proxy Statement filed with the SEC on March 26, 2019; and

  our Current Reports on Form 8-K filed with the SEC on January 11, 2019, January 14, 2019, January 18, 2019, January 28, 2019, March 1, 2019, March 12, 2019 and April 3, 2019.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written request directed to Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024, or via the investor relation’s section of our website at http://ir.digirad.com/, or from the SEC through the SEC’s internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Delaware General Corporation Law and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

65

Digirad Corporation

500,000 Shares of [•]% Series A Cumulative Term Preferred Stock

$25.00 per Share

Liquidation Preference $25.00 per Share

PROSPECTUS

Joint Book-Running Managers

Roth Capital Partners                                       Aegis Capital Corp.

[ •], 2019

66

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$1,818
FINRA filing fee	3,500
Accounting fees and expenses	15,000
Nasdaq listing fees	45,000
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Miscellaneous	14,682

Total	$135,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that, to the fullest extent permitted by law, a director of Digirad Corporation (the “Corporation”) shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article V of our certificate of incorporation also provides:

“(A) EXCULPATION. A director of the Corporation (each, a “Director” and collectively, the “Directors”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.”

II-1

Furthermore, our bylaws provide (A) for indemnification of Directors as set forth above, and (B) indemnification of officers of the Corporation to the fullest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law also provides for indemnification of officers, directors, employees, and agents of Delaware corporations. It is set forth below:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

(e)        Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

II-2

(f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)        For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)        For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a)	During the past three years, we sold the following shares of common stock without registration under the Securities Act:

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following exhibits are filed as part of this Registration Statement:

II-3

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement

2.1†	Asset Purchase Agreement, by and between Digirad Corporation, Digirad Imaging Solutions, Inc., Digirad Ultrascan Solutions, Inc. and Ultrascan, Inc. dated May 1, 2007 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 7, 2007).

2.2†	Asset Purchase Agreement, dated February 2, 2009, by and among the Company, Digirad Imaging Solutions, Inc. and MD Office Solutions (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on February 6, 2009).

2.3	Membership Interest Purchase Agreement, dated March 13, 2014, by and among Digirad Imaging Solutions, Inc., Digirad Corporation and the members of Telerhythmics, LLC (as Sellers) party thereto and TD Properties, LLC in its capacity as Seller Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2014).

2.4	Agreement of Merger and Plan of Reorganization, dated March 5, 2015 by and between Digirad Corporation, Maleah Incorporated, MD Office Solutions and the Stockholders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2015). Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the SEC.

2.5	Stock Purchase Agreement dated as of October 13, 2015, by and among Digirad Corporation, Project Rendezvous Holding Corporation, the stockholders of Project Rendezvous Holding Corporation, and Platinum Equity Advisors, LLC as the stockholder representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 7, 2016). Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the SEC.

2.6	Amendment to Stock Purchase Agreement dated as of December 31, 2015, by and between Digirad Corporation and Platinum Equity Advisors, LLC as the stockholder representative (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed with the SEC on January 7, 2016).

2.7	Second Amendment to Stock Purchase Agreement dated as of June 7, 2016, by and between Digirad Corporation and Platinum Equity Advisors, LLC as the stockholder representative (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 1, 2016).

2.8	Asset Purchase Agreement by and between DMS Health Technologies, Inc., as Seller, and Philips North America LLC, as Buyer dated as of December 22, 2017 (incorporated by reference to Exhibit 2.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2018). Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementary copies of any of the omitted schedules or exhibits upon request by the SEC.

II-4

3.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2006).

3.2	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013).

3.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).

3.4	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on May 1, 2018).

3.5	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 1, 2017).

3.6*	Form of Certificate of Designations, Rights and Preferences of Series A Preferred Stock

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) filed with the SEC on March 19, 2004).

4.2	Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed with the SEC on November 29, 2005).

4.3	Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 24, 2013).

4.4	Tax Benefit Preservation Plan Amendment, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K filed with the SEC on March 20, 2014).

4.5	First Amendment to Preferred Stock Rights Agreement, dated as of March 5, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

5.1*	Opinion of Olshan Frome Wolosky LLP (and Consent)

10.1†	License Agreement, by and between Digirad Corporation and Cedars-Sinai Health System, dated May 22, 2001, as amended (incorporated by reference to Exhibit 10.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on April 20, 2004).

II-5

10.2†	License Agreement, by and between Digirad Corporation and Cedars-Sinai Health System, dated April 1, 2003, as amended (incorporated by reference to Exhibit 10.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on April 20, 2004).

10.3#	Digirad Corporation 2004 Stock Incentive Plan, as Amended and Restated on August 2, 2007 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 7, 2007).

10.4#	Form of Notice of Stock Option Award and Stock Option Award Agreement for 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.5#	2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.19 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on May 24, 2004).

10.6#	Form of Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement for 2004 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-K filed with the SEC on March 3, 2005).

10.7#	Form of Indemnification Agreement (incorporated by reference to Exhibits 10.20 to the Registration Statement on Form S-1/A (File No. 333-113760) filed with the SEC on April 29, 2004).

10.8#	Executive Employment Agreement, by and between Digirad Corporation and Jeffry R. Keyes, dated March 4, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2013).

10.9#	Employment Agreement, dated as of May 1, 2007, as amended on August 7, 2010, by and between the Company and Matthew G. Molchan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2013).

10.10#	Severance Agreement, dated December 31, 2010, by and between the Company and Virgil Lott (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2011).

10.11#	Form of 2011 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.12#	Form of 2011 Inducement Stock Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.13#	Form of 2011 Inducement Stock Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2011).

10.14#	Digirad Corporation 2014 Equity Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the SEC on June 6, 2014).

10.15#	Form Indemnification Agreement of the Company for directors and officers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).

II-6

10.16	Registration Rights Agreement, dated March 5, 2015, by and among the Company, Keenan - Thornton Family Trust, David Keenan and Samia Arram (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2015).

10.17	Credit Agreement dated January 1, 2016, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent and as sole lead arranger and sole book runner (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 7, 2016).

10.18	Revolving Credit Agreement, dated June 21, 2017, by and among Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2017).

10.19	Amendment No. 1 To Revolving Credit Agreement, dated January 30, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on February 2, 2018).

10.20	Consolidated Agreements, dated April 1, 2014, between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 3, 2017).

10.21	Amendment, dated June 9, 2015, to the Consolidated Agreements between DMS Health Technologies, Inc. and Philips Healthcare, a Division of Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 10-Q filed with the SEC on November 3, 2017).

10.22#	2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 1, 2018).

10.23#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement. (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 filed with the Commission on November 6, 2018).

10.24#	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (Performance Based) (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 filed with the Commission on November 6, 2018).

10.25	Amendment No. 2 To Revolving Credit Agreement, dated November 1, 2018 by and between Digirad Corporation and Comerica Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.26#	Employment Agreement by and between Digirad Corporation and David Noble, dated as of October 31, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

10.27#	Indemnification Agreement by and between Digirad Corporation and David Noble, dated as of October 25, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018).

II-7

10.28	Limited Liability Company Agreement for Star Procurement, LLC, dated December 14, 2018, by and among Star Procurement LLC, Digirad Corporation and ATRM Holdings, Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1 2019).

10.30	Purchase and Sale Agreement, dated April 2, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).

10.31	Purchase and Sale Agreement, dated April 2, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).

10.32	Lease Agreement, dated April 2, 2019, by and between KBS Builders, Inc. and 947 Waterford Road, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).

10.33	Lease Agreement, dated April 2, 2019, by and between KBS Builders, Inc. and 300 Park Street, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).

10.34	Loan and Security Agreement, dated March 29, 2019, by and among Digirad Corporation, certain subsidiaries of the Digirad Corporation identified on the signature pages thereto, and Sterling National Bank (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).

21.1*	Subsidiaries of Digirad Corporation

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the initial Form S-1)

†	Digirad Corporation has been granted confidential treatment with respect to certain portions of this exhibit (indicated by asterisks), which have been filed separately with the SEC.
#	Indicates management contract or compensatory plan.
*	Filed herewith.

II-8

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-9

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-10

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suwanee, Georgia on the 9th day of April, 2019.

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Name:	Matthew G. Molchan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Matthew G. Molchan
	Matthew G. Molchan	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2019

By:	/s/ David J. Noble
David J. Noble		Chief Operating Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2019

By:	/s/ Jeffrey E. Eberwein*
	Jeffrey E. Eberwein	Chairman	April 9, 2019

By:	/s/ Dimitrios J. Angelis*
	Dimitrios J. Angelis	Director	April 9, 2019

By:	/s/ John M. Climaco*
	John M. Climaco	Director	April 9, 2019

II-12

By:	/s/ Michael A. Cunnion*
	Michael A. Cunnion	Director	April 9, 2019

By:	/s/ John W. Sayward*
	John W. Sayward	Director	April 9, 2019

By:	/s/ Mitch I. Quain*
	Mitch I. Quain	Director	April 9, 2019

*By:	/s/ Matthew G. Molchan	April 9, 2019
Matthew G. Molchan
Attorney-in-fact

II-13